Exhibit 10.15

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “First Amendment”) is entered into as of August 22, 2019 by and among ACCEL ENTERTAINMENT GAMING, LLC, an Illinois limited liability company (the “Borrower”), ACCEL ENTERTAINMENT, INC., an Illinois corporation (“Guarantor”) and THE LENDERS PARTY HERETO (the “Consenting Lenders”). Capitalized terms not otherwise defined in this First Amendment have the same meanings as specified in the Amended Loan Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, Guarantor, CIBC Bank USA, as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders from time to time party thereto are parties to that certain Third Amended and Restated Loan and Security Agreement (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, and in effect on the date hereof prior to giving effect to this First Amendment, the “Loan Agreement” and, as further amended by this First Amendment, the “Amended Loan Agreement”);

WHEREAS, the Borrower has requested, and the Lenders party hereto as Increasing Contract Draw Lenders (in such capacity, each, an “Increasing Contract Draw Lender” and collectively, the “Increasing Contract Draw Lenders”) have agreed to provide, an increase (the “2019 Contract Draw Loan Commitment Increase”) in the Contract Draw Loan Commitment under the Loan Agreement in an amount equal to $80,000,000, such that after giving effect to the 2019 Contract Draw Loan Increase, the Total Contract Draw Loan Commitment under the Amended Loan Agreement will equal $170,000,000;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to permit the implementation of the 2019 Contract Draw Loan Commitment Increase and, in connection therewith, amend certain other provisions of the Loan Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, the Consenting Lenders (who constitute the Required Lenders) are willing to agree to such amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Loan Agreement. Effective on and as of the First Amendment Effective Date (as defined below), each of the parties hereto agrees that the Loan Agreement shall be, and is hereby, amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Loan Agreement attached as Exhibit A hereto.

SECTION 2. Terms of Contract Draw Loan Commitment Increase.

(a) On and after the First Amendment Effective Date, each Increasing Contract Draw Lender hereby acknowledges and agrees that, in addition to any Contract Draw Loan Commitment of such Increasing Contract Draw Lender immediately prior to giving effect to this First Amendment, it has a Contract Draw Loan Commitment in the amount set forth opposite its name under the heading “2019 Contract Draw Loan Commitment Increase Amount” on Schedule 1 to this Amendment. After giving effect to the 2019 Contract Draw Loan Increase, the 2019 Contract Draw Loan Commitment Increase Amount shall be added to and constitute part of the Total Contract Draw Commitment existing under the Amended Loan Agreement. For the avoidance of doubt, the Contract Draw Loans made pursuant to the 2019 Contract Draw Loan Commitment Increase shall constitute Contract Draw Loans for all purposes under the Amended Loan Agreement.

(b) On and after the First Amendment Effective Date, immediately following the implementation of the amendments to the Loan Agreement pursuant to Section 1, (i) each Lender with a Contract Draw Loan Commitment (each, a “Contract Draw Lender”) immediately prior to giving effect to the Contract Draw Loan Increase (each such Contract Draw Lender, a “Pre-Increase Contract Draw Lender”) will automatically and without further act be deemed to have assigned to each Increasing Contract Draw Lender, and each Increasing Contract Draw Lender will automatically and without further act be deemed to have assumed a portion of such Pre-Increase Contract Draw Lender’s participations hereunder in outstanding Swing Line Contract Draw Loans such that, after giving effect to each deemed assignment and assumption of participations, all of the Contract Draw Lenders’ (including each Increasing Contract Draw Lender’s) participations under the Amended Loan Agreement in Swingline Contract Draw Loans shall be held on a pro rata basis on the basis of their respective Contract Draw Loan Commitments (after giving effect to the 2019 Contract Draw Loan Commitment Increase) and (ii) each existing Contract Draw Lender shall assign outstanding Contract Draw Loans to certain other Contract Draw Lenders (including the Increasing Contract Draw Lenders), and such other Contract Draw Lenders (including the Increasing Contract Draw Lenders) shall purchase such outstanding Contract Draw Loans, in each case to the extent necessary so that all of the Contract Draw Lenders participate in each outstanding borrowing of Contract Draw Loans pro rata on the basis of their Contract Draw Loan Commitments (after giving effect to the 2019 Contract Draw Loan Commitment Increase).

SECTION 3. Conditions Precedents to First Amendment Effective Date. The effectiveness of this First Amendment is subject solely to the following conditions (the date of the satisfaction of such conditions, the “First Amendment Effective Date”):

(a) receipt by the Administrative Agent of duly executed signature pages to this Agreement from (i) the Borrower, (ii) Guarantor, (iii) the Increasing Contract Draw Lenders and (iv) the Required Lenders,

(b) the representations and warranties of each Loan Party in the Amended Loan Agreement and the other Loan Documents shall be true and correct as of the date of, and after giving effect to, this First Amendment (except for such representations and warranties that expressly relate to an earlier date which must be true and correct as of such earlier date),

(c) after giving effect to this First Amendment, no Default or Event of Default shall exist;

(d) any fees and out-of-pocket expenses required to be paid or reimbursed by Borrower pursuant to Section 17.8 of the Loan Agreement shall have been paid or reimbursed in each case, to the extent that the Borrower has received a reasonably-detailed invoice therefor at least one Business Day prior to the First Amendment Effective Date; and

(e) Administrative Agent shall have received (for distribution to each applicable Lender) an executed Certificate of Beneficial Ownership with respect to Accel Inc.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower and Guarantor represent and warrant to each of the Lenders party hereto that, as of the First Amendment Effective Date:

(a) each of the Borrower and Guarantor is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the requirements of law of its jurisdiction of organization, except where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(b) the execution, delivery and performance by the Borrower and Guarantor of this First Amendment are within such Person’s organizational power and has been duly authorized by all necessary organizational action of such Person;

(c) this First Amendment has been duly executed and delivered by each Loan Party party hereto and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles; and

(d) the execution and delivery of this First Amendment by each of the Borrower and Guarantor and the performance by such Person hereof (i) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except (A) such as have been obtained or made and are in full force and effect, (B) in connection with the creation or perfection of any security interest and (C) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (ii) will not violate any (A) of the Borrower or Guarantor’s, as applicable, organizational documents or (B) requirement of law applicable to such Person which violation, in the case of this clause (ii)(B), could reasonably be expected to have a Material Adverse Effect and (iii) will not violate or result in a default under any other material contractual obligation to which the Borrower or Guarantor, as applicable, is a party which violation, in the case of this clause (iii), could reasonably be expected to result in a Material Adverse Effect; and

(e) Schedule 3 hereto sets forth, as of the First Amendment Effective Date, each Parent and Subsidiary of Accel Inc.

SECTION 5. Effect on Loan Documents.

(a) Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.

(c) (i) Each of the Borrower and Guarantor acknowledges and agrees that, on and after the First Amendment Effective Date, this First Amendment shall constitute a Loan Document for all purposes under the Amended Loan Agreement and (ii) each of the Borrower and Guarantor hereby (A) agrees that the liens created by the Loan Documents for the benefit of the Lenders continue to be in full force and effect on a continuous basis, and (B) affirms, acknowledges and confirms all of its obligations and liabilities under the Loan Agreement and each other Loan Document to which it is a party, in each case after giving effect to this First Amendment, all as provided in such Loan Documents, and acknowledges and agrees that such obligations and liabilities continue in full force and effect on a continuous basis in respect of, and to secure, the Obligations under the Amended Loan Agreement and the other Loan Documents, in each case after giving effect to this First Amendment.

(d) On and after the First Amendment Effective Date, (i) each reference in the Amended Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Amended Loan Agreement, (ii) each Increasing Contract Draw Lender shall constitute a Lender under and defined in the Amended Loan Agreement and (iii) the commitments in respect of the 2019 Contract Draw Loan Commitment Increase shall constitute “Contract Draw Loan Commitments” under and defined in the Amended Loan Agreement.

(e) Nothing herein shall be deemed to entitle the Borrower or Guarantor to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Loan Agreement or any other Loan Document in similar or different circumstances.

SECTION 6. Amendments; Severability.

(a) This First Amendment may not be amended nor may any provision hereof be waived except in accordance with the provisions of Section 19.1 of the Loan Agreement.

(b) To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

SECTION 7. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a) THIS FIRST AMENDMENT SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS.

(b) To induce each Lender party hereto to accept this Agreement, the Borrower and Guarantor irrevocably agree that, subject to Administrative Agent’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS FIRST AMENDMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. THE BORROWER AND GUARANTOR HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. THE BORROWER AND GUARANTOR HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THE BORROWER OR GUARANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE BORROWER OR GUARANTOR, AS APPLICABLE, AT THE ADDRESS SET FORTH FOR NOTICE IN THE AMENDED LOAN AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED. THE BORROWER AND GUARANTOR HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THE BORROWER OR GUARANTOR, AS APPLICABLE, BY ADMINISTRATIVE AGENT OR LENDERS IN ACCORDANCE WITH THIS SECTION.

(c) EACH PARTY HERETO HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS FIRST AMENDMENT.

SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 9. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person.

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SECTION 10. Reaffirmation. Guarantor hereby (i) consents to the amendment of the Loan Agreement effected hereby, (ii) acknowledges and agrees that all of its obligations under the Loan Agreement and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment, (iii) reaffirms (A) any Lien granted by it pursuant to any Loan Document and (B) any guaranty made by it pursuant to the Accel Inc. Guaranty, (iv) acknowledges and agrees that any grant of security interests made by it shall remain in full force and effect and continue to secure the obligations of the Loan Parties under the Amended Loan Agreement, (v) agrees that the Obligations include, among other things and without limitation, the payment of any principal or interest on any Contract Draw Loan made as a result of the 2019 Contract Draw Loan Commitment Increase and (vi) agrees that the term “Membership Interests” in that certain Amended and Restated Pledge Agreement, dated September 15, 2014, as amended from time to time (the “Pledge Agreement”), shall include the membership interest of Borrower and the equity interests of all of Guarantor’s direct Subsidiaries that are required to become Loan Parties pursuant to Section 11.14 of the Loan Agreement, so that Guarantor pledges, under the Pledge Agreement, such equity interests of all of Guarantor’s direct Subsidiaries that are required to become Loan Parties pursuant to Section 11.14 of the Loan Agreement. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Loan Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.

SECTION 11. Loans and Commitments. Each Lender party hereto hereby represents and warrants that Schedule 2 hereto sets forth the aggregate amount of such Lender’s Revolving Loan Commitment, Term Loan Commitment and Contract Draw Loan Commitment, in each case immediately prior to giving effect to this First Amendment.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the date first above written.

ACCEL ENTERTAINMENT GAMING, LLC, as the Borrower

By:	/s/ Andrew H. Rubenstein
Name: Andrew H. Rubenstein
Title: Manager

ACCEL ENTERTAINMENT, INC., as Guarantor

By:	/s/ Andrew H. Rubenstein
Name: Andrew H. Rubenstein
Title: President and CEO

CIBC BANK USA, formerly known as THE PRIVATEBANK AND TRUST COMPANY, as Administrative Agent, a Consenting Lender and an Increasing Contract Draw Lender

By:	/s/ James Marsh
Name: James Marsh
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Consenting Lender and an Increasing Contract Draw Lender

By:	/s/ Chad T. Orrock
Name: Chad T. Orrock
Title: Senior Vice President

FIFTH THIRD BANK, as a Consenting Lender and an Increasing Contract Draw Lender

By:	/s/ Kathy Lange-Ellis
Name: Kathy Lange-Ellis
Title: Senior Vice President

FIRST MID BANK & TRUST, N.A., as a Consenting Lender and an Increasing Contract Draw Lender

By:	/s/ Jason Tucker
Name: Jason Tucker
Title: Vice President

FIRST BANK OF HIGHLAND PARK, as a Consenting Lender and an Increasing Contract Draw Lender

By:	/s/ Deanna L. Levin
Name: Deanna L. Levin
Title: Senior Vice President

WEST SUBURBAN BANK, as a Consenting Lender and an Increasing Contract Draw Lender

By:	/s/ Jason G. Fels
Name: Jason G. Fels
Title: Vice President

HEARTLAND BANK AND TRUST COMPANY, as a Consenting Lender and an Increasing Contract Draw Lender

By:	/s/ Reid A. Walder
Name: Reid A. Walder
Title: Vice President

COUNTRYSIDE BANK, as a Consenting Lender

By:	/s/ David Veurink
Name: David Veurink
Title: Chief Credit Officer

SCHEDULE 1

CONTRACT DRAW LOAN COMMITMENTS

Contract Draw Lender	Contract Draw Loan Commitment Prior to First Amendment	2019 Contract Draw Loan Commitment Increase	Total Contract Draw Loan Commitment
CIBC Bank USA	$19,800,000.00	$20,000,000.00	$39,800,000.00
U.S. Bank National Association	$19,800,000.00	$20,000,000.00	$39,800,000.00
Fifth Third Bank	$16,500,000.00	$20,000,000.00	$36,500,000.00
First Mid Bank & Trust, N.A.	$9,900,000.00	$12,000,000.00	$21,900,000.00
First Bank of Highland Park	$8,400,000.00	$2,000,000.00	$10,400,000.00
West Suburban Bank	$8,400,000.00	$2,000,000.00	$10,400,000.00
Heartland Bank and Trust Company	$5,700,000.00	$4,000,000.00	$9,700,000.00
Countryside Bank	$1,500,000.00	—	$1,500,000.00

TOTAL	$90,000,000.00	$80,000,000.00	$170,000,000.00

SCHEDULE 2

EXISTING COMMITMENTS

Lender	Revolving Loan Commitment	Contract Draw Loan Commitment	Term Loan Commitment
CIBC Bank USA	$18,700,000.00	$39,800,000.00	$24,062,500.05
U.S. Bank National Association	$18,700,000.00	$39,800,000.00	$24,062,500.00
Fifth Third Bank	$15,583,333.33	$36,500,000.00	$20,052,083.32
First Mid Bank & Trust, N.A.	$9,350,000.00	$21,900,000.00	$12,031,250.00
First Bank of Highland Park	$7,933,333.33	$10,400,000.00	$10,208,333.32
West Suburban Bank	$7,933,333.33	$10,400,000.00	$10,208,333.32
Heartland Bank and Trust Company	$5,383,333.33	$9,700,000.00	$6,927,083.32
Countryside Bank	$1,416,666.68	$1,500,000.00	$1,822,916.67

TOTAL	$85,000,000.00	$170,000,000.00	$109,375,000.00

SCHEDULE 3

PARENTS

None.

SUBSIDIARIES

1.	Accel Entertainment Gaming, LLC

2.	Accel Entertainment Gaming (PA), LLC

3.	Accel Abraham Facility LLC

4.	Accel Momence Watseka LLC

EXHIBIT A

AMENDED LOAN AGREEMENT

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

DATED AS OF APRIL 10, 2018

AMONG

ACCEL ENTERTAINMENT GAMING, LLC

BORROWER

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

AS LENDERS

CIBC BANK USA, FORMERLY KNOWN AS THE PRIVATEBANK AND TRUST COMPANY,

AS ADMINISTRATIVE AGENT, JOINT LEAD ARRANGER AND JOINT BOOKRUNNER,

U.S. BANK NATIONAL ASSOCIATION,

AS JOINT LEAD ARRANGER, JOINT BOOKRUNNER AND SYNDICATION AGENT,

AND

FIFTH THIRD BANK,

AS DOCUMENTATION AGENT

ANNEX 1 – COMMITMENTS

ANNEX 2 – TERM LOAN REPAYMENT SCHEDULE

EXHIBIT A – COMPLIANCE CERTIFICATE

EXHIBIT B – NOTICE OF BORROWING

EXHIBIT C – NOTICE OF CONVERSION/CONTINUATION

EXHIBIT D – FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

SCHEDULE 1(b) – PERMITTED LIENS

SCHEDULE 10.2 – BUSINESS AND COLLATERAL LOCATIONS; VGT LOCATIONS

SCHEDULE 10.7 – LITIGATION

SCHEDULE 10.9 – AFFILIATE TRANSACTIONS

SCHEDULE 10.10 – NAMES & TRADE NAMES

SCHEDULE 10.14 – INDEBTEDNESS

SCHEDULE 10.16 – PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 10.24 – VGT OPERATING CONTRACTS

THIRD AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) is executed and delivered on this 10th day of April, 2018 (the “Effective Date”), and is made by and among the financial institutions that are or may from time to time become parties hereto (together with their respective assigns, the “Lenders”), CIBC BANK USA, formerly known as THE PRIVATEBANK AND TRUST COMPANY (in its individual capacity, “CIBC US,” and as administrative agent for the Lenders, “Administrative Agent”), and ACCEL ENTERTAINMENT GAMING, LLC, an Illinois limited liability company (“Borrower”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated Loan and Security Agreement, dated December 8, 2015, by and among Borrower, Lenders and Administrative Agent (as amended, restated, modified or supplemented from time to time, the “First Amended and Restated Loan Agreement”), the Lenders agreed to make available to Borrower certain Loans.

WHEREAS, pursuant to that certain Second Amended and Restated Loan and Security Agreement, dated November 15, 2016, by and among Borrower, Lenders and Administrative Agent (as amended, restated, modified or supplemented from time to time, the “Second Amended and Restated Loan Agreement”), the Lenders agreed to make available to Borrower certain Loans.

WHEREAS, the parties desire to amend and restate the Second Amended and Restated Loan Agreement in its entirety according to the terms set forth herein.

NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Administrative Agent or any Lender, or any Letter of Credit issued for the account of Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

SECTION 1 DEFINITIONS.

1.1. Definitions.

When used herein the following terms shall have the following meanings:

Accel Inc. shall mean Accel Entertainment, Inc., an Illinois corporation, or any successor thereto.

Accel Inc. Guaranty shall mean that certain Amended and Restated Guaranty, dated September 15, 2014, by Accel Inc. in favor of Administrative Agent, as the same may be amended or restated from time to time.

Account shall have the meaning ascribed to such term in the UCC.

Account Debtor shall have the meaning ascribed to such term in the UCC.

Acquired Company shall mean any Person with which Accel Inc. and/or any Subsidiary has consummated an Acquisition.

Acquired Company EBITDA shall mean, for any period, the net income of an Acquired Company, determined in accordance with GAAP consistently applied, excluding non-operating income, gains or losses from sales of assets other than in the ordinary course of business, extraordinary gains or losses and gains or losses from discontinued operations, plus: (i) interest expense of such Acquired Company for such period; plus (ii) federal and state income taxes of such Acquired Company for such period; plus (iii) all depreciation and amortization of capitalized costs for such Acquired Company for such period. The adjustments described in (i), (ii) and (iii) above shall be made only to the extent such amounts were deducted from or included in the calculation of such Acquired Company’s net income, and in no event shall any portion of Acquired Company EBITDA be duplicative of any amounts constituting Accel Inc.’s EBITDA.

Acquisition shall mean (i) Accel Inc.’s or any Subsidiary’s purchase of all or substantially all of the assets, division, unit, line of business or product line of any Person, (ii) Accel Inc.’s or any Subsidiary’s purchase of all or substantially all or a majority of any Person’s outstanding equity or voting securities or (iii) a merger, consolidation or other reorganization of any Person with and into Accel Inc. or any Subsidiary.

Active VGT Location Number shall mean the number of active VGT Locations set forth in each Live Location Report, as the same may be verified by Administrative Agent from time to time.

Administrative Agent shall mean CIBC US in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

Affected Loan shall have the meaning set forth in Section 4.2.3 hereof.

Affiliate of any Person shall mean (i) any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person, (ii) any other Person which beneficially owns or holds 10% or more of the voting control or equity interests of such Person, (iii) any other Person of which 10% or more of the voting control or equity interest of which is beneficially owned or held by such Person or (iv) any officer or director of such Person. Unless expressly stated otherwise herein, neither Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

Agent Advance shall have the meaning set forth in Section 2.1.3.

Agent Fee Letter shall mean the Fee Letter, dated the date hereof, by and between Borrower and Administrative Agent.

Applicable Margin shall mean the margin set forth below with respect to Base Rate Loans, LIBOR Loans and the Unused Line Fee, as in effect from time to time, as applicable; provided, that the initial Applicable Margin with respect to Base Rate Loans and LIBOR Rate Loans shall be set at Level III from the First Amendment Effective Date until five Business Days after the earlier of (i) receipt of Accel Inc.’s quarterly financial statements for the fiscal quarter ending December 31, 2019 and (ii) the date on which the SPAC Transaction is consummated (based on the most recently delivered quarterly financial statements prior thereto). Thereafter, the Applicable Margin with respect to Base Rate Loans and LIBOR Rate Loans shall be adjusted five Business Days after the date described above and after receipt of each of Accel Inc.’s quarterly financial statements thereafter (provided that, other than in the case of clause (ii), if Borrower fails to deliver such financial statements within the time period required by this Agreement, the

Applicable Margin shall conclusively be presumed to be equal to the highest level set forth on the chart below from the date such financial statements were required to be delivered until five Business Days after receipt of such financial statements), as set forth on the following chart:

Level	Total Net Debt to EBITDA Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Loans
I	< 1.25	-0.90%	1.70%
II	> 1.25 & < 2.50	-0.65%	2.10%
III	> 2.50	0.10%	2.50%

If, as a result of any restatement of or other adjustment to the financial statements of Accel Inc. or for any other reason, Administrative Agent determines that (i) the Total Net Debt to EBITDA Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Debt to EBITDA Ratio would have resulted in different pricing for any period, then (a) if the proper calculation of the Total Net Debt to EBITDA Ratio would have resulted in higher pricing for such period, Borrower shall automatically and retroactively be obligated to pay to Administrative Agent, for the benefit of the Lenders, promptly on demand by Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (b) if the proper calculation of the Total Net Debt to EBITDA Ratio would have resulted in lower pricing for such period, neither Administrative Agent nor any Lender shall have any obligation to repay any interest or fees to Borrower; provided that if, as a result of any restatement or other event a proper calculation of the Total Net Debt to EBITDA Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrower pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

Applicable Contract Draw Loan Facility Amount shall mean (a) prior to the Contract Draw Loan Availability Trigger Date, the Total Contract Draw Loan Commitment and (b) after the Contract Draw Loan Availability Trigger Date, the lesser of (i) Contract Draw Loan Availability and (ii) the Total Contract Draw Loan Commitment.

Appraised VGT Operating Contract Value shall mean the appraised value of all of Accel Inc.’s and/or any other Loan Party’s VGT Operating Contracts, as determined by the VGT Operating Contract Appraiser; provided that for a period of not more than one-hundred and eighty (180) days after the closing date of any Permitted Acquisition, “Appraised VGT Operating Contract Value” may, at the election of the Borrower, also include the value of all of VGT Operating Contracts acquired (or of the Person acquired) in such Permitted Acquisition as provided in the definition of “Contract Draw Loan Availability”.

Approved Fund means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignee shall have the meaning set forth in Section 18.1.1.

Assignment Agreement shall have the meaning set forth in Section 18.1.1.

Attorney Costs shall mean, with respect to any Person, all reasonable fees and charges of any counsel to such Person and all court costs and similar legal expenses.

Average VGT Contract Length shall mean the average durational term of the VGT Contracts relating to each VGT Location set forth on the Live Location Report, as the same may be verified by Administrative Agent from time to time.

Bank Product Agreements shall mean those certain agreements pursuant to which any Lender or its Affiliates provide any of the Bank Products to any Loan Party including, without limitation, Hedging Agreements.

Bank Product Obligations shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to Administrative Agent or any Lender as a result of Administrative Agent or any such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

Bank Products shall mean any service provided to, facility extended to, or transaction entered into with, any Loan Party by any Lender or its Affiliates consisting of, (a) deposit accounts, (b) cash management services, including, without limitation, controlled disbursement, lockbox, electronic funds transfers (including, without limitation, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with a Lender or its Affiliates, (c) debit cards, credit cards, purchasing cards, e-payables and similar programs, (d) Hedging Agreements or (e) so long as prior written notice thereof is provided to Administrative Agent by the Lender (or its Affiliate) providing such service, facility or transaction and Administrative Agent consents in writing to its inclusion as a Bank Product, any other service provided to, facility extended to or transaction entered into with any Loan Party by a Lender or its Affiliates.

Base Rate shall mean at any time the greatest of (a) the Federal Funds Rate plus one-half of one percent (0.5%), (b) the Prime Rate, and (c) the LIBOR Rate for an Interest Period of one month plus one percent (1.0%).

Base Rate Loan shall mean any Loan which bears interest at or by reference to the Base Rate.

Beneficial Ownership Regulation means 31 C.F.R. § 1010.230.

Borrowing Base Certificate shall have the meaning set forth in Section 8.1.

BSA shall have the meaning set forth in Section 11.11.

Business Day shall mean any day on which Administrative Agent is open for commercial banking business in Chicago, Illinois.

Capital Expenditures shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Accel Inc. and/or any Subsidiary during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Accel Inc.

Cash Collateralize means to deliver cash collateral to the L/C Issuer, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to such L/C Issuer and in an amount satisfactory to such L/C Issuer. Derivatives of such term have corresponding meanings.

Certificate of Beneficial Ownership shall mean, for each Borrower, a certificate in substantially the form of Exhibit D hereto (as may be amended or otherwise modified by Borrower and the Administrative Agent from time to time).

Chattel Paper shall have the meaning ascribed to such term in the UCC.

CIBC US shall have the meaning set forth in the preamble hereof.

Closing Date shall have the meaning set forth in Section 16.1.

Code shall mean the Internal Revenue Code of 1986, as amended.

Collateral shall mean all of the property of the relevant Loan Parties described in Section 5.1 hereof, together with all other real or personal property of any Loan Party or any other Person now or hereafter pledged to Administrative Agent to secure, either directly or indirectly, repayment of any of the Obligations.

Commitment shall mean with respect to each Lender, the commitment of such Lender to make its Pro Rata Share of the Revolving Loans, the Term Loan and the Contract Draw Loans.

Commercial Tort Claims shall have the meaning ascribed to such term in the UCC.

Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

Contract Draw Loan Availability shall mean, at any time, an amount equal to the product of: (a) 60% of the VGT Operating Contract Value as of such date; multiplied by (b) the lesser of (i) 1.0 and (ii) a fraction, the numerator of which is the Active VGT Location Number as of such date and the denominator of which is 1,000; multiplied by (c) the lesser of (i) 1.0 and (ii) a fraction, the numerator of which is the Average VGT Contract Length as of such date and the denominator of which is five years. The Contract Draw Loan Availability shall be computed only as against and on so much of the amounts set forth above as are included in (x) the most recent reports and appraisals delivered to Administrative Agent by the VGT Operating Contract Appraiser, and (y) the certifications or other appropriate evidence, in Administrative Agent’s sole discretion, from time to time furnished by Borrower to Administrative Agent; provided that Contract Draw Loan Availability may include the VGT Operating Contract Value of any VGT Operating Contract with respect to which no appraisal has been conducted if such VGT Operating Contract was acquired in a Permitted Acquisition not more than one hundred and eighty (180) days prior to the relevant date of determination, in which case such VGT Operating Contract Value shall be reasonably determined by the Borrower. Notwithstanding the foregoing, the foregoing calculation may be reduced by an amount equal to a Contract Draw Loan Overadvance in accordance with Section 2.3.2.

Contract Draw Loan Commitment means, with respect to any Lender, the amount of such Lender’s Commitment to make Contract Draw Loans and participate in Swing Line Loans as set forth on Schedule 1 to the First Amendment or in any Assignment Agreement, and with respect to all Lenders, collectively, an amount equal to $170,000,000 as of the First Amendment Effective Date.

Contract Draw Loan Availability Trigger Date shall mean May 22, 2020.

Contract Draw Loan Overadvance shall have the meaning set forth in Section 2.3.2.

Contract Draw Loans shall mean the Loans made pursuant to Section 2.3 hereof.

Controlled Group shall mean members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with Accel Inc. or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986 or Section 4001 of ERISA.

Convertible Note Counterparty shall have the meaning set forth in the definition of “Convertible Note Investment”.

Convertible Note Investment shall mean the investments, which in the aggregate do not exceed $30,000,000, contemplated by (a) the Note Purchase Agreement, dated as of July 19, 2019, by and among Accel Entertainment, Inc., an Illinois corporation, and the counterparty thereto (“Convertible Note Counterparty”) and (b) the Convertible Promissory Note, made as of July 19, 2019 (the “Convertible Note Investment Promissory Note”), by the Convertible Note Counterparty in favor of Accel Entertainment, Inc. in each case as amended or otherwise modified from time to time.

Convertible Note Investment Promissory Note shall have the meaning set forth in the definition of “Convertible Note Investment”.

Default shall mean the occurrence of an event which, with the passage of time will become an Event of Default if not cured prior to the expiration of any applicable grace period.

Defaulting Lender shall mean any Lender that (a) has failed to fund any portion of the Loans, participations in Letters of Credit or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder (including by settlement pursuant to Section 2.10), (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has been deemed or has a parent company that has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding, (d) has notified Borrower, Administrative Agent, any L/C Issuer or any Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit or (e) has failed to confirm within three Business Days of a request by Administrative Agent that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans or Contract Draw Loans, as applicable, and participations in then outstanding Letters of Credit and Swing Line Loans.

Deposit Accounts shall have the meaning ascribed to such term in the UCC.

Documents shall have the meaning ascribed to such term in the UCC.

EBITDA shall mean, for any period, the net income of Accel Inc., on a consolidated basis, determined in accordance with GAAP consistently applied, excluding non-operating income, gains or losses from sales of assets other than in the ordinary course of business, extraordinary gains or losses and gains or losses from discontinued operations, plus: (i) Interest Expense for such period; plus (ii) federal and state income taxes of Accel Inc. for such period; plus (iii) all depreciation and amortization of capitalized costs for such period; plus (iv) non-cash compensation provided by equity interests in Accel Inc.; plus (v) fees paid in connection with hedging initiatives related to the interest rate applicable hereunder; plus (vi) closing costs and expenses incurred by Accel Inc. as of the Closing Date in connection with the closing of the transactions contemplated by this Agreement; plus (vii) costs and expenses incurred by Accel Inc. and/or any Subsidiary in connection with any Acquisition (whether or not consummated) in an amount not to exceed $15,000,000 in any Fiscal Year; plus (viii) costs and expenses incurred in connection with the

SPAC Transaction (whether or not consummated) plus (ix) costs of debt or equity offerings of any direct or indirect parent company of Accel Inc. (whether or not consummated). The adjustments described in (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above shall be made only to the extent such amounts were deducted from or included in the calculation of Accel Inc.’s net income. For purposes of calculating EBITDA for any period, Accel Inc. shall be permitted to give pro forma effect to any reasonably identifiable cost savings or synergies reasonably expected by the Borrower to result from any Permitted Acquisition consummated during such period or prior thereto; provided, however, that any such cost savings or synergies shall be (a) subject to a maximum amount of 15% of the total EBITDA (calculated prior to giving effect to this addback) for any four-quarter period and (b) projected, in good faith, by the Borrower to be realized as a result of actions either taken or with respect to which substantial steps have been taken or are expected to be taken within 18 months after the consummation of the relevant Permitted Acquisition.

Electronic Chattel Paper shall have the meaning ascribed to such term in the UCC.

Environmental Laws shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Accel Inc.’s or any Subsidiary’s business or facilities owned or operated by Accel Inc. or any Subsidiary, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

Equipment shall have the meaning ascribed to such term in the UCC, and shall include, but not be limited to, the VGTs and the Redemption Machines.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

ERISA Affiliate means any trade or business (whether or not incorporated) that, together with Accel Inc., is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

ERISA Event means (a) any Reportable Event; (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Accel Inc. or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Accel Inc. or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Accel Inc. or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of Accel Inc. or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by Accel Inc. or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Accel Inc. or any ERISA Affiliate of any notice, concerning the imposition upon Accel Inc. or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

Establishment Owner shall mean any Person who enters into a VGT Operating Contract with Accel Inc. and/or any other Loan Party for the installation and use of one or more VGTs or Redemption Machines in such Person’s bar, restaurant or other such third party establishment.

Event of Default shall have the meaning set forth in Section 14 hereof.

Excluded Swap Obligation means, with respect to any Guarantor, any Swap Obligation if, and only to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

Excluded Taxes shall mean taxes based upon, or measured by, a Lender’s or Administrative Agent’s (or a branch of a Lender’s or Administrative Agent’s) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which such Lender or Administrative Agent is organized, (b) in a jurisdiction which a Lenders or Administrative Agent’s principal office is located, or (c) in a jurisdiction in which a Lender’s or Administrative Agent’s lending office (or branch) in respect of which payments under this Agreement are made is located.

Federal Funds Rate shall mean for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent. Administrative Agent’s determination of such rate shall be binding and conclusive absent manifest error.

First Amendment shall mean that certain First Amendment to Third Amended and Restated Loan and Security Agreement, dated as of August 22, 2019, by and among the Borrower, Accel Inc. and the Lenders party thereto.

First Amendment Effective Date shall have the meaning set forth in the First Amendment.

Fiscal Year shall mean each 12-month accounting period of Accel Inc., which ends on December 31 of each year.

Fixed Charges shall mean for any period, without duplication, scheduled payments of principal during the applicable period with respect to all indebtedness of Accel Inc. and/or any Subsidiary for borrowed money, plus scheduled payments of principal during the applicable period with respect to all capitalized lease obligations of Accel Inc. and/or any Subsidiary, plus scheduled payments of cash interest during the applicable period with respect to all indebtedness of Accel Inc. and/or any Subsidiary for borrowed money, including capital lease obligations, plus fees paid to Administrative Agent in connection with any Letter of Credit hereunder.

Fixtures shall have the meaning ascribed to such term in the UCC.

FRB shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

Fund means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

GAAP shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

General Intangibles shall have the meaning ascribed to such term in the UCC.

Goods shall have the meaning ascribed to such term in the UCC.

Group shall have the meaning set forth in Section 2.5.1.

Guarantor shall mean Accel Inc.

Hazardous Materials shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

Hedging Agreement shall mean any agreement with respect to any swap, collar, cap, future, forward or derivative transaction, whether exchange-traded, over-the-counter or otherwise, including any involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments, any economic, financial or pricing index or basis, or any similar transaction, including any option with respect to any of these transactions and any combinations of these transactions.

Hedging Obligation shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement, including any and all cancellations, buy backs, reversals, terminations or assignments under pay Hedging Agreement.

Indemnified Liabilities shall have the meaning set forth in Section 18.4 hereof.

Independent Assets or Operations means, with respect to any Person that is a direct or indirect parent company of Accel Inc., that such Person’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities, in each case excluding amounts attributable to its investment in Accel Inc. and its Subsidiaries, determined in accordance with GAAP, is more than 5.0% of the consolidated total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such Person on a consolidated basis, in each case including amounts attributable to its investment in Accel Inc. and its Subsidiaries.

Instruments shall have the meaning ascribed to such term in the UCC.

Interest Expense shall mean, for any period, the aggregate amount of interest or fees accrued by Accel Inc. and/or any Subsidiary during such period in respect of Total Debt (including, without limitation, the interest portion, determined in accordance with GAAP, of all lease payments accrued during such period in respect to all leases which should have been or must be, in accordance with GAAP, recorded as capital leases), plus fees paid to Administrative Agent in connection with any Letter of Credit hereunder.

Interest Period shall mean, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two or three months thereafter as selected by Borrower pursuant to Section 2.5.2 or 2.5.3, as the case may be; provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Maturity Date; and

(d) Borrower may not select any Interest Period for the Term Loan if, after giving effect to such selection, the aggregate principal amount the Term Loan having an Interest Period ending after any date on which an installment of the Term Loan is scheduled to be repaid would exceed the aggregate principal amount of the Term Loan scheduled to be outstanding after giving effect to such repayment.

Inventory shall have the meaning ascribed to such term in the UCC.

Investment Property shall have the meaning ascribed to such term in the UCC.

L/C Application shall mean with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the L/C Issuer at the time of such request for the type of Letter of Credit requested.

L/C Issuer shall mean CIBC US, in its capacity as the issuer of Letters of Credit hereunder, any Affiliate of CIBC US that may issue Letters of Credit hereunder, or any other financial institution that Administrative Agent may cause to issue Letters of Credit hereunder, and each of their successors and assigns.

Lender shall have the meaning set forth in the preamble of this Agreement. References to the “Lenders” shall include the L/C Issuer(s); for purposes of clarification only, to the extent that CIBC US (or any successor L/C Issuer) may have any rights or obligations in addition to those of the other Lenders due to its status as L/C Issuer, its status as such will be specifically referenced. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term “Lender” shall include Affiliates of a Lender providing a Bank Product.

Lender Party shall have the meaning set forth in Section 18.4 hereof.

Letter of Credit shall mean any Letter of Credit issued on behalf of Borrower in accordance with this Agreement.

Letter of Credit Obligations shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

Letter-of-Credit Right shall have the meaning ascribed to such term in the UCC.

LIBOR Loans shall mean the Loans bearing interest with reference to the LIBOR Rate.

LIBOR Office shall mean with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of a Lender may be, at the option of such Lender, either a domestic or foreign office.

LIBOR Rate shall mean a rate of interest equal to (i) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Administrative Agent in its sole discretion), divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). Administrative Agent’s determination of the LIBOR Rate shall be conclusive, absent manifest error and shall remain fixed during such Interest Period. Notwithstanding the foregoing, in no event shall the LIBOR Rate be deemed to be less than 0.00%.

Live Location Report shall mean a monthly report that includes, as of the close of business on the last day of each month: (i) a list of each VGT Location for which Accel Inc. and/or any other applicable Loan Party has received all licenses required for Accel Inc. and/or such Loan Party to commence operations at such VGT Location; (ii) the name of the Establishment Owner of such VGT Location; (iii) the address of such VGT Location; (iv) the durational term of each such VGT Contract arising from each such VGT Location; all in form and substance reasonably satisfactory to Administrative Agent.

Loan Documents shall mean this Agreement, the Notes, the Accel Inc. Guaranty, the Pledge Agreement, and all agreements, instruments and documents, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, Hedging Agreements, Bank Product Agreements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Accel Inc. and/or any Subsidiary or any other Person and delivered to Administrative Agent or any Lender or to any parent, Affiliate or Subsidiary of Administrative Agent or any Lender in connection with the Obligations or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

Loan Party shall mean Borrower, Accel Inc., each Subsidiary of Borrower or Accel Inc. that is required to become a co-borrower pursuant to Section 11.14 and each other Person who is or shall become primarily or secondarily liable for any of the Obligations.

Loans shall mean all loans and advances made by Administrative Agent and Lenders to or on behalf of Borrower hereunder.

Master Letter of Credit Agreement shall mean, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form being used by the L/C Issuer at such time.

Material Adverse Effect shall mean (i) a material adverse change in, or a material adverse effect on the business, property, assets or operations of any Loan Party, (ii) a material impairment of the ability of any Loan Party to perform any of its obligations under this Agreement and the other Loan Documents, (iii) a material adverse effect upon the Collateral or its value, or (iv) a material impairment of the enforceability or priority of Administrative Agent’s liens upon the Collateral or the legality, validity, binding effect or enforceability of this Agreement and the other Loan Documents.

Maturity Date shall mean April 10, 2023.

Multiemployer Plan means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Accel Inc. or any ERISA Affiliate is a party to which more than one employer is obligated to make contributions.

Non-Consenting Lender shall have the meaning set forth in Section 19.1 hereof.

Non-U.S. Participant shall have the meaning set forth in Section 4.4(d) hereof.

Note and Notes shall have the meaning set forth in Section 2.7 hereof.

Notice of Borrowing shall have the meaning set forth in Section 2.5.2 hereof.

Notice of Conversion/Continuation shall have the meaning set forth in Section 2.5.3 hereof.

Obligations shall mean any and all obligations, liabilities and indebtedness of each Loan Party to Administrative Agent and each Lender of any and every kind and nature, arising under the Loan Documents howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance and Bank Product Obligations), whether several, joint or joint and several; provided that “Obligations” shall exclude all Excluded Swap Obligations.

OFAC shall have the meaning set forth in Section 11.11 hereof.

Operator Earnout Payments shall mean contingent earnout and/or success fee payments owed by Accel Inc. and/or any Subsidiary to Persons operating in the video gaming industry in exchange for an assignment of certain VGT Operating Contracts from such Persons to Accel Inc. and/or any Subsidiary, as evidenced by an executed contract between Accel Inc. or such Subsidiary and each such Person, under which Accel Inc. or such Person is required to make payments to such Persons contingent upon the success of certain VGT Locations, to the extent such payments are fully disclosed to Administrative Agent. For avoidance of doubt, such contingent earnout and/or success fee payments are described on Accel Inc.’s balance sheet as “route acquisition cost payable” and/or “consideration payable”.

Parent shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower and, if Borrower is a partnership, the general partner of Borrower.

Participant shall have the meaning set forth in Section 18.1.2 hereof.

PBGC shall have the meaning set forth in Section 11.2.4 hereof.

Permitted Acquisition shall mean any Acquisition consummated after the First Amendment Effective Date by Accel Inc. or any Subsidiary thereof so long as the acquired Person or assets are engaged in a line of business that would be permitted by Section 12.7.

Permitted Liens shall mean (i) statutory liens and deposits for landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which Accel Inc. has maintained adequate reserves; (ii) liens or security interests in favor of Administrative Agent; (iii) liens for taxes, assessments and governmental charges not yet due and payable or which are being contested in good faith and by appropriate proceedings and Accel Inc. is in compliance with Section 11.8 hereof; (iv) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Accel Inc.’s ability to use such real property for its intended purpose in connection with Accel Inc.’s business; (v) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which are the subject of such capitalized leases; (vi) liens set forth on Schedule 1(b); (vii) judgment liens that do not constitute an Event of Default under Section 14.9 and (viii) liens specifically permitted by Required Lenders in writing.

Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

Plan shall have the meaning set forth in Section 11.2.4 hereof.

Pledge Agreement shall mean that certain Pledge Agreement, dated September 15, 2014, by and between Accel Inc. and Administrative Agent, as the same may be amended or restated from time to time.

Pre-Settlement Determination Date shall have the meaning set forth in Section 2.10(a) hereof.

Prime Rate shall mean, for any day, the rate of interest in effect for such day as publicly announced from time to time by Administrative Agent as its prime rate (whether or not such rate is actually charged by Administrative Agent), which is not intended to be Administrative Agent’s lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that Administrative Agent shall not be obligated to give notice of any change in the Prime Rate.

Pro Rata Share shall mean:

(a) with respect to a Lender’s obligation to make Revolving Loans, participate in Letters of Credit, reimburse the L/C Issuer(s), and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Total Revolving Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Revolving Loan Commitment, by (ii) the Total Revolving Loan Commitment and (y) from and after the time the Total Revolving Loan Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Revolving Loans (after settlement and repayment of all Swing Line Revolving Loans and Agent Advances by the Lenders) by (ii) the aggregate unpaid principal amount of all Revolving Loans;

(b) with respect to a Lender’s obligation to make their share of the Term Loan Commitment and receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of the Term Loan, the percentage obtained by dividing (A) such Lender’s Term Loan Commitment, by (B) the aggregate amount of all Lenders’ Term Loan Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (A) the principal amount of such Lender’s Term Loan Commitment by (B) the aggregate principal amount of the Term Loan;

(c) with respect to a Lender’s obligation to make Contract Draw Loans and receive payments of interest, fees and principal with respect thereto, (x) prior to the Total Contract Draw Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Contract Draw Loan Commitment, by (ii) the aggregate amount of all Lenders’ Contract Draw Loan Commitment, and (y) from and after the time the Total Contract Draw Loan Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Contract Draw Loans (after settlement and repayment of all Swing Line Contract Draw Loans by the Lenders) by (ii) the aggregate unpaid principal amount of all Contract Draw Loans of all Lenders; and

(d) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Loan Commitment plus such Lender’s Term Loan Commitment, plus such Lender’s Contract Draw Loan Commitment, by (ii) the Total Revolving Loan Commitment plus the Term Loan Commitment of all Lenders, plus the Contract Draw Loan Commitments of all Lenders; provided that in the event the Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender’s Revolving Loans, plus the unpaid principal amount of such Lender’s Term Loan, plus the unpaid principal amount of such Lender’s Contract Draw Loans, by (B) the principal amount of all outstanding Revolving Loans plus the outstanding principal amount of the Term Loan, plus the principal amount of all outstanding Contract Draw Loans.

Pro Rata VGT Operating Contract Value shall mean, at any time, an amount equal to: (i) the Appraised VGT Operating Contract Value as of the date of the VGT Operating Contract Appraiser’s most recent appraisal of the VGT Operating Contracts; divided by (ii) the total number of Accel Inc.’s and the other Loan Parties’ VGT Operating Contracts appraised by the VGT Operating Contract Appraiser as of the date of such appraisal.

Proceeds shall have the meaning ascribed to such term in the UCC.

Public Company Costs means costs, charges, expenses, accruals and reserves associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs, charges, expenses, accruals and reserves relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar requirements of law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’, managers’ and/or employees’ compensation, fees and expense reimbursement, costs, charges, accruals, expenses and reserves relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing and filing fees.

Redemption Machine shall mean, collectively, the cash redemption machines leased or owned by Accel Inc. and/or any other Loan Party and installed at VGT Locations for the purpose of conducting Accel Inc. and the other Loan Parties’ business operations.

Register shall have the meaning set forth in Section 18.2 hereof.

Regulation D shall mean Regulation D of the FRB.

Regulation U shall mean Regulation U of the FRB.

Required Lenders shall mean, at any time, Lenders whose Pro Rata Shares exceed 66 2/3% as determined pursuant to clause (d) of the definition of Pro Rata Shares provided, that the Pro Rata Shares held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lender.

Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

Revolving Loan Availability shall mean, at any time, an amount up to the sum of the following sublimits: the product of (a) 90%, multiplied by (b) the sum of (i) the Vault Cash outstanding; less (ii) the amount of payables owed to Establishment Owners pursuant to VGT Operating Contracts; less (iii) taxes and other such payables owed to the State of Illinois, the Illinois Gaming Board and local government(s) in respect of such cash; all as calculated in form and substance acceptable to Administrative Agent. The Revolving Loan Availability shall be computed only as against and on so much of the amounts set forth in (a) and (b) above as are included in the certifications or other appropriate evidence, in Administrative Agent’s sole discretion, from time to time furnished by Borrower to Administrative Agent. Notwithstanding the foregoing, the foregoing calculation may be reduced by an amount equal to a Revolving Loan Overadvance in accordance with Section 2.1.2.

Revolving Loan Commitment shall mean, with respect to any Lender the amount of such Lender’s Commitment to make Revolving Loans and participate in Letters of Credit and Swing Line Loans as set forth on Annex 1 hereto or in any Assignment Agreement, and with respect to all Lenders, collectively, an amount equal to $85,000,000.

Revolving Loan Overadvance shall have the meaning set forth in Section 2.1.2 hereof.

Revolving Loans shall have the meaning set forth in Section 2.1 hereof.

Sanctions means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

Settlement Date shall have the meaning set forth in Section 2.10(a) hereof.

SPAC Transaction shall mean the transactions contemplated by the Transaction Agreement among, inter alios, TPG Pace Holdings Corp., the sellers named therein and the Shareholder Representatives party thereto, as amended or otherwise modified in a manner that is not materially adverse to the Administrative Agent or the Lenders.

Subordinated Debt shall mean the indebtedness and liabilities of Borrower to the Subordinated Lenders, if any, which have been subordinated to the Obligations by written agreement in form and substance acceptable to Administrative Agent.

Subordinated Lenders shall mean, collectively: (i) Jeffrey Rubenstein, Andrew H. Rubenstein and Gordon Rubenstein, to the extent such Persons hold any indebtedness of Borrower; and (ii) any other Persons who may, from time to time, hold indebtedness of Borrower.

Subsidiary shall mean with respect to any Person, a corporation of which such Person owns, directly or indirectly, more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) and any partnership, joint venture or limited liability company of which more than 50% of the outstanding equity interests are at the time, directly or indirectly, owned by such Person or any partnership of which such Person is a general partner. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Accel Inc. and/or Borrower, as applicable.

Supporting Obligations shall have the meaning set forth in the UCC.

Swap Counterparty means, with respect to any swap with Administrative Agent, the L/C Issuer or any other Lender or any Affiliate of any of the foregoing, any Person or entity that is or becomes a party to such swap.

Swap Obligation means, with respect to any Guarantor, any obligation to pay or perform under any swap between Administrative Agent, the L/C Issuer or any other Lender or any Affiliate of any of the foregoing and one or more Swap Counterparties.

Swing Line Availability means the lesser of (a) the Swing Line Commitment Amount and (b) the sum of (i) the amount by which the Applicable Contract Draw Loan Facility Amount exceeds the sum of the outstanding Contract Draw Loans and (ii) the amount by which the lesser of (x) Revolving Loan Availability and (y) the Total Revolving Loan Commitment exceeds the sum of the outstanding Revolving Loans and Letter of Credit Obligations.

Swing Line Commitment Amount means $10,000,000, as reduced from time to time pursuant to the terms of this Agreement, which commitment constitutes a sub-facility in the amount of up to $5,000,000 under the Revolving Loan Commitment and a sub-facility in the amount of up to $5,000,000 under the Contract Draw Loan Commitment of the Swing Line Lender.

Swing Line Contract Draw Loan is defined in Section 2.4.1.

Swing Line Lender means CIBC US.

Swing Line Loan is defined in Section 2.4.1, and includes Swing Line Contract Draw Loans and Swing Line Revolving Loans.

Swing Line Revolving Loan is defined in Section 2.4.1.

Tangible Chattel Paper shall have the meaning ascribed to such term in the UCC.

Taxes shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding the Excluded Taxes.

Term Loan shall have the meaning set forth in Section 2.2 hereof.

Term Loan Commitment shall mean, with respect to each Lender, such Lender’s Commitment to make a Term Loan advance in the amount set forth on Annex 1 hereto or in an Assignment Agreement, and with respect to all Lenders, collectively, an amount equal to $125,000,000.

Terminal Operator License shall have the meaning set forth in Section 10.8 hereof.

Termination Event means, with respect to a Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of Accel Inc. or any other member of the Controlled Group from such Plan during a plan year in which Accel Inc. or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate the Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

Total Debt shall mean, as of any time, the aggregate of all liabilities, reserves and any other items howsoever arising, whether primary, secondary, direct, contingent, fixed or otherwise, which would be listed as a liability on a balance sheet of Accel Inc. in accordance with GAAP as now in effect, but specifically excluding: (i) accounts payable incurred in the ordinary course of business; (ii) accrued expenses incurred in the ordinary course of business; and (iii) Operator Earnout Payments.

Total Net Debt shall mean the difference of Total Debt less Unrestricted Vault Cash.

Total Net Debt to EBITDA Ratio shall mean the ratio, as determined at the end of each calendar quarter for the trailing 12-month period, commencing with the period ending March 31, 2018, of the Total Net Debt to EBITDA during such period.

Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Plans, determined as of the then most recent valuation date for each Plan, using PBGC actuarial assumptions for single employer plan terminations.

Total Contract Draw Loan Commitment shall mean an amount equal to $170,000,000 as of the First Amendment Effective Date.

Total Revolving Loan Commitment shall mean an amount equal to $85,000,000.

UCC shall mean the Uniform Commercial Code as in effect in the State of Illinois.

Unfunded Liability shall mean the amount (if any) by which the present value of all vested and unvested accrued benefits under all Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Plan, using PBGC actuarial assumptions for single employer plan terminations.

Unrestricted Vault Cash shall mean the aggregate amount of Vault Cash that: (i) is free and clear of all Liens and other encumbrances other than Permitted Liens, (ii) is not owed to the state or any governing body for taxes, (iii) is not owed to any of Accel Inc.’s and/or any other Loan Party’s operating locations or VGT Locations pursuant to a revenue sharing or other similar obligation, and (iv) is in an amount not to exceed $60,000 per any operating location or VGT Location of Accel Inc. and/or any other Loan Party.

USA Patriot Act shall have the meaning set forth in Section 18.3 hereof.

Vault Cash shall mean the cash that is: (i) maintained in a VGT, a Redemption Machine or any cash cartridges associated therewith; (ii) in any locked cash cartridges while in transit between Accel Inc.’s and/or any other Loan Party’s operating locations and VGT Locations; or (iii) in Accel Inc.’s and/or any other Loan Party’s cash vaults located at their respective operating locations.

Vault Cash Report shall mean a monthly report that includes, as of the close of business on the last day of each month, a description of the amount of Vault Cash held in all VGTs and Redemption Machines.

VGT or VGTs shall mean, collectively, the video game terminals leased or owned by Accel Inc. and/or any other Loan Party and installed at VGT Locations for the purpose of conducting such Person’s business operations.

VGT Locations shall mean, collectively, each bar, restaurant or other such third party locations operated by Establishment Owners in which one or more VGTs or Redemption Machines are located.

VGT Operating Contract Appraiser shall mean Hilco Global or its Affiliates, or another appraiser selected by Administrative Agent in the event Hilco Global or its Affiliates are unable or unwilling to appraise the value of Accel Inc.’s and/or any other Loan Party’s VGT Operating Contracts.

VGT Operating Contract Value shall mean, at any time, an amount equal to the Appraised VGT Operating Contract Value.

VGT Operating Contracts shall mean, collectively, those certain Exclusive Location and Video Gaming Terminal Use Agreement entered into from time to time by and between Accel Inc. and/or any other Loan Party and the applicable Establishment Owner, or otherwise assigned to or acquired by Accel Inc. and/or any other Loan Party, pursuant to which Accel Inc. or such Loan Party and each such Establishment Owner agree to the terms of use for each VGT described therein.

1.2. Convertible Note Investment. Notwithstanding anything to the contrary herein, it is understood and agreed that, following the exercise by Accel Inc. or its applicable Subsidiary of its conversion right under Section 5.1 of the Convertible Note Investment Promissory Note, (a) the financial results (including any Indebtedness) of the Convertible Note Counterparty shall not be included in the calculation of the financial ratios and tests under this Agreement, including Section 13 hereof and (b) the Convertible Note Counterparty shall not be a Subsidiary, in each case, until the earlier of (i) the date on which Accel Inc. or its applicable Subsidiary acquires 100% of the equity interests of the Convertible Note Counterparty or (ii) the date on which the Convertible Note Counterparty becomes a co-borrower (which Accel Inc. or its applicable Subsidiary may (but shall not be required to) cause the Convertible Note Counterparty to do at any time after the First Amendment Effective Date).

SECTION 2 LOANS.

2.1. Revolving Loans.

2.1.1. Advances. Subject to the terms and conditions of this Agreement and the other Loan Documents, prior to the Maturity Date, each Lender with a Revolving Loan Commitment shall make its Pro Rata Share of revolving loans and advances (the “Revolving Loans”) in an amount outstanding at any time not to exceed its Revolving Loan Commitment, upon request of Borrower; provided that the aggregate unpaid principal balance of the Revolving Loans plus the amount of any Swing Line Revolving Loans outstanding at such time shall not at any time exceed the lesser of (i) Revolving Loan Availability minus the Letter of Credit Obligations and (ii) the Total Revolving Loan Commitment minus the Letter of Credit Obligations. Amounts repaid with respect to the Revolving Loans may be borrowed, repaid and re-borrowed in accordance with the terms of this Agreement.

2.1.2. Repayments of Revolving Loan Overadvances. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Availability or the Total Revolving Loan Commitment, in each case minus the Letter of Credit Obligations and the Swing Line Revolving Loans, or any portion of the Revolving Loans, the Swing Line Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Availability, Borrower shall immediately, and without the necessity of demand by Administrative Agent, pay to Administrative Agent such amount as may be necessary to eliminate such excess and Administrative Agent shall apply such payment to the Revolving Loans to eliminate such excess (the “Revolving Loan Overadvance”).

2.1.3. Agent Advances. Subject to the limitations set forth in this subsection, Administrative Agent is hereby authorized by Borrower and Lenders, from time to time, upon Administrative Agent’s receipt of the written consent of the Required Lenders (and subject to the terms of this paragraph, the making of each Agent Advance shall be deemed to be a request by Borrower and the Lenders to make such Agent Advance), (i) after the occurrence of an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default, or (ii) at any time that any of the other applicable conditions precedent set forth in Section 16.2 hereof have not been satisfied (including without limitation the conditions precedent that the aggregate principal amount of all outstanding Revolving Loans, Swing Line Revolving Loans and Letter of Credit Obligations do not exceed the Revolving Loan Availability), to make Revolving Loans to Borrower on behalf of Lenders which Administrative Agent and the Required Lenders have determined in good faith deems necessary or desirable (A) to preserve or protect the business conducted by any Loan Party, the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any amount chargeable to any Borrower pursuant to the terms of this Agreement or the other Loan Documents (any of the advances described in this subsection being hereafter referred to as “Agent Advances”); provided, that (x) the aggregate outstanding principal balance of the Revolving Loans and Letter of Credit Obligations does not exceed the Total Revolving Loan Commitment, and (y) Administrative Agent has not been notified by Required Lenders to cease making such Agent Advances. For all purposes in this Agreement, Agent Advances shall be treated as Revolving Loans and shall constitute a Base Rate Loan. Agent Advances shall be repaid on demand upon Administrative Agent’s request.

2.2. Term Loan.

Subject to the terms and conditions of this Agreement and the other Loan Documents, each Lender with a Term Loan Commitment shall on the Closing Date make its Pro Rata Share of a term loan (the “Term Loan”) in an amount equal to its Term Loan Commitment. Amounts repaid with respect to the Term Loan may not be reborrowed.

2.3. Contract Draw Loans.

2.3.1. Advances. Subject to the terms and conditions of this Agreement and the other Loan Documents, each Lender having a Contract Draw Loan Commitment shall make advances to Borrower (the “Contract Draw Loans”) in an amount equal to its Contract Draw Loan Commitment, upon request of Borrower; provided that (a) the aggregate unpaid principal balance of the Contract Draw Loans plus the amount of any Swing Line Contract Draw Loans outstanding at such time shall not at any time exceed the Applicable Contract Draw Loan Facility Amount and (b) prior to the Contract Draw Loan Availability Trigger Date, (i) if the proceeds of such advance will be applied to finance a Permitted Acquisition, Accel Inc. is in compliance with the financial covenant set forth in Section 13.2, at the election of Borrower, either (A) on the date of the execution of the definitive agreement relating to such Permitted Acquisition or (B) at the time of such request and upon the making of such advance (after giving effect to such Permitted Acquisition) or (ii) if the proceeds of such advance will be applied for a purpose other than to finance a Permitted Acquisition, Accel Inc. is in compliance with the financial covenant set forth in Section 13.2 at the time of each such request and upon the making of each such advance. Amounts repaid with respect to the Contract Draw Loans may be borrowed, repaid and re- borrowed in accordance with the terms of this Agreement.

2.3.2. Repayments of Contract Draw Loan Overadvances. If at any time the outstanding Contract Draw Loans exceed the Applicable Contract Draw Loan Facility Amount minus the Swing Line Contract Draw Loans or the Swing Line Contract Draw Loans exceed any applicable sublimit within the Contract Draw Loan Commitment, Borrower shall immediately, and without the necessity of demand by Administrative Agent, pay to Administrative Agent such amount as may be necessary to eliminate such excess and Administrative Agent shall apply such payment to the Contract Draw Loans to eliminate such excess (the “Contract Draw Loan Overadvance”).

2.4. Swing Line Facility.

2.4.1. Swing Line Loans. Administrative Agent shall notify the Swing Line Lender upon Administrative Agent’s receipt of any Notice of Borrowing requesting Swing Line Loans. Subject to the terms and conditions hereof, the Swing Line Lender may, in its sole discretion, make available from time to time until the Maturity Date, advances (each, a “Swing Line Loan”) either as a sub-facility in the amount of up to $5,000,000 under the Revolving Loan Commitment (each, a “Swing Line Revolving Loan”) or as a sub-facility in the amount of up to $5,000,000 under the Contract Draw Loan Commitment (each, a “Swing Line Contract Draw Loan”), as determined by the Swing Line Lender in its sole and absolute discretion, but in each case allocating between Revolving Loan Commitment and Contract Draw Loan Commitment so as to avoid any overadvances under either such facility, in accordance with any such notice, notwithstanding that after making a requested Swing Line Loan, the sum of the Swing Line Lender’s Pro Rata Share of the Revolving Loans or the Contract Draw Loans, as applicable, participation interests in Letters of Credit and all outstanding Swing Line Loans, may exceed the Swing Line Lender’s Pro Rata Share of the Revolving Loan Commitment or the Contract Draw Loan Commitment, as applicable. The provisions of this Section 2.4 shall not relieve Lenders of their obligations to make Revolving Loans under Section 2.1 or Contract Draw Loans under Section 2.3. The aggregate amount of Swing Line Loans outstanding shall not exceed at any time Swing Line Availability. Until the Maturity Date, Borrower may from time to time borrow, repay and reborrow under this Section 2.4. Each Swing Line Loan shall be made pursuant to a Notice of Borrowing delivered by Borrower to Administrative Agent in accordance with Section 2.5.2. Any such notice must be given no later than 11:00 A.M., Chicago time, on the Business Day of the proposed Swing Line Loan. Notwithstanding any other provision of this Agreement or the other Loan Documents, each Swing Line Loan shall constitute a Base Rate Loan. Borrower shall repay the aggregate outstanding principal amount of each Swing Line Loan upon demand therefor by Administrative Agent.

2.4.2. Repayment. The entire unpaid balance of each Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Maturity Date if not sooner paid in full.

2.5. Loan Procedures.

2.5.1. Various Types of Loans. Each Revolving Loan or Contract Draw Loan, as applicable, shall be, and the Term Loan may be divided into tranches which are, either Base Rate Loans or LIBOR Loans (each a “type” of Loan), as Borrower shall specify in the related notice of borrowing or conversion pursuant to Section 2.5.2 or 2.5.3. LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups.” Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than five different Groups of LIBOR Loans shall be outstanding at any one time.

2.5.2. Borrowing Procedures.

(a) Borrower shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit B or telephonic notice (followed immediately by a Notice of Borrowing) to Administrative Agent of each proposed Base Rate or LIBOR borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by Administrative Agent, shall be irrevocable (provided that any such notice may be conditioned upon the consummation of other transactions, including any Permitted Acquisition), and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Each borrowing shall be on a Business Day. Each LIBOR borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of at least $500,000.

(b) Borrower hereby authorizes Administrative Agent in its sole discretion, to advance Revolving Loans as Base Rate Loans to pay any Obligations (whether principal, interest, fees or other charges when due), and any such Obligations becoming due shall be deemed a request for a Base Rate borrowing of a Revolving Loan on the due date, in the amount of such Obligations. The proceeds of such Revolving Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Administrative Agent may, at its option, charge such Obligations against any operating, investment or other account of Borrower maintained with Administrative Agent or any of its Affiliates.

2.5.3. Conversion and Continuation Procedures.

(a) Subject to Section 2.5.1, Borrower may, upon irrevocable written notice to Administrative Agent in accordance with clause (b) below:

(i) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $1,000,000 and a higher integral multiple of $500,000) into Loans of the other type; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $500,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $1,000,000 and an integral multiple of $500,000.

(b) Borrower shall give written notice (each such written notice, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit C or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion, and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

(i) the proposed date of conversion or continuation;

(ii) the aggregate amount of Loans to be converted or continued;

(iii) the type of Loans resulting from the proposed conversion or continuation; and

(iv) in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

(c) If upon the expiration of any Interest Period applicable to LIBOR Loans, Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.

Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 4.2.4.

2.6. Repayments of Principal.

The Obligations shall be repaid as follows:

2.6.1. Repayment of Revolving Loans. The Revolving Loans and all other Obligations shall be repaid on the Maturity Date.

2.6.2. Repayment of Term Loan. The Term Loan shall be repaid in accordance with the payment schedule set forth on Annex 2. Each such installment payment shall be payable on the last day of each calendar quarter commencing on June 30, 2018 and continuing through the Maturity Date; provided, that any remaining outstanding principal balance of the Term Loan shall be repaid on the Maturity Date. If any such payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

2.6.3. Repayment of Contract Draw Loans. The Contract Draw Loans and all other Obligations shall be repaid on the Maturity Date.

2.6.4. Sales of VGTs or Equipment. Upon receipt of the proceeds of the sale or other disposition of any VGTs, Redemption Machines or other Equipment owned by Accel Inc. and/or any Loan Party after the date hereof, or if any such VGTs, Redemption Machines or Equipment are damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof shall be remitted to Borrower and paid by Borrower to Administrative Agent as a mandatory prepayment of the Term Loan, such payment to be applied against the remaining installments of principal on a pro rata basis until repaid in full, and then against the Revolving Loans until repaid in full and finally against the other Obligations, in the order set forth in Section 15.2; provided, however, that the foregoing mandatory repayment obligation shall not apply: (i) in the event the proceeds of such sale or disposition are reinvested into the business operations of Accel Inc. and/or the other Loan Parties within 90 days after such sale or disposition in a manner reasonably satisfactory to Administrative Agent; or (ii) in connection with the sale or disposition of VGTs, Redemption Machines and other Equipment financed by third parties.

2.6.5. Making of Payments. All payments of principal or interest on the Notes, and of all fees, shall be made by Borrower to Administrative Agent in immediately available funds at the office specified by Administrative Agent not later than 2:00 PM, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Administrative Agent on the following Business Day. Subject to Section 2.10 hereof, Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by Administrative Agent for the account of such Lender. All payments under Section 4.2.1 shall be made by Borrower directly to the Lender entitled thereto without setoff, counterclaim or other defense.

2.6.6. Application of Certain Payments. So long as no Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) mandatory prepayments shall be applied as set forth in Section 2.6.4 After the occurrence and during the continuance of a Default or an Event of Default, all amounts collected or received by Administrative Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied in the order set forth in Section 15.2. Concurrently with each remittance to any Lender of its share of any such payment, Administrative Agent shall advise such Lender as to the application of such payment.

2.6.7. Setoff. Borrower, for itself and each other Loan Party, agrees that Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, Administrative Agent and each Lender may apply to the payment of any Obligations of Borrower and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Borrower and each other Loan Party then or thereafter with Administrative Agent or such Lender. The exercise of the right to setoff shall be subject to the provisions of Section 17.12.

2.6.8. Proration of Payments. Except as provided in Section 2.9, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise), on account of (a) principal of or interest on any Loan (but excluding (i) any payment pursuant to Section 4.2 or 19.1 and (ii) payments of interest on any Affected Loan) or (b) its participation in any Letter of Credit in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub- participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

2.7. Notes.

The Loans shall, in each Lender’s sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to such Lender (each a “Note” and collectively, the “Notes”. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Administrative Agent.

2.8. Recordkeeping.

Administrative Agent shall record in its records, the date and amount of each Loan made by Lenders, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

2.9. Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

2.9.1. fees shall cease to accrue on the unfunded portion of the Revolving Loan Commitment or Contract Draw Loan Commitment, as applicable, of such Defaulting Lender pursuant to Section 4.3;

2.9.2. if any Swing Line Loans, Agent Advances or Letters of Credit are outstanding at the time a Lender becomes a Defaulting Lender then:

(a) all or any part of the Defaulting Lender’s obligation to participate in Swing Line Loans, Agent Advances and participate in Letters of Credit shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares as determined pursuant to clause (a) of the definition of “Pro Rata Share” but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Loans or Contract Draw Loans, as applicable, and participations in Letter of Credit Obligations, Swing Line Loans and Agent Advances, plus such Defaulting Lender’s obligation to participate in Swing Line Loans, Agent Advances and participate in Letters of Credit does not exceed the total of all non-Defaulting Lenders’ Revolving Loan Commitments or Contract Draw Loan Commitments, as applicable, and (y) the conditions set forth in Section 16.2 are satisfied at such time; and

(b) if the reallocation described in clause (a) above cannot, or can only partially, be effected, Borrower shall within one Business Day following notice by Administrative Agent (x) first, prepay such Defaulting Lender’s obligation to participate in Swing Line Loans and Agent Advances and (y) second, Cash Collateralize such Defaulting Lender’s obligation to participate in Letters of Credit (after giving effect to any partial reallocation pursuant to clause (a) above) in accordance with the procedures set forth in Section 3.4 for so long as such obligation to participate in Letters of Credit is outstanding;

(c) if Borrower Cash Collateralizes any portion of such Defaulting Lender’s obligation to participate in Letters of Credit pursuant to Section 3.4, Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.1 with respect to such Defaulting Lender’s obligation to participate in Letters of Credit during the period such Defaulting Lender’s obligation to participate in Letters of Credit is Cash Collateralized;

(d) if the obligation to participate in Letters of Credit of the non-Defaulting Lenders is reallocated pursuant to Section 2.9.2, then the fees payable to the Lenders pursuant to Section 4.3 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares (as determined pursuant to clause (a) of the definition of “Pro Rata Share”); or

(e) if any Defaulting Lender’s obligation to participate in Letters of Credit is neither Cash Collateralized nor reallocated pursuant to Section 2.9.2, then, without prejudice to any rights or remedies of any L/C Issuer or any Lender hereunder, all letter of credit fees payable under Section 3.1 with respect to such Defaulting Lender’s obligation to participate in Letters of Credit shall be payable to the applicable L/C Issuer until such obligation to participate in Letters of Credit is cash collateralized and/or reallocated; and

2.9.3. so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and no L/C Issuer shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Loan Commitments and/or the Contract Draw Loan Commitments, as applicable, of the non- Defaulting Lenders and/or Cash Collateral will be provided by Borrower in accordance with Section 2.9.2, and participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.9.2(a) (and Defaulting Lenders shall not participate therein).

2.9.4. In the event that Administrative Agent, Borrower, the applicable L/C Issuer(s) and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the obligations to participate in Swing Line Loans, Agent Advances and the obligations to participate in Letters of Credit of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Loan Commitment and/or Contract Draw Loan Commitment, as applicable, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share (as determined pursuant to clause (a) of the definition of “Pro Rata Share”).

2.9.5. Any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.10 or Section 2.6.7 but excluding Section 4.2.7(b) shall, in lieu of being distributed to such Defaulting Lender, be retained by Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the L/C Issuer(s), Administrative Agent or Swing Line Lender, (iii) third, to the funding of any Revolving Loan or Contract Draw Loan, as applicable, or the funding or Cash Collateralization of any participating interest in any Swing Line Loan or Agent Advance, any amounts which may be due pursuant to Section 2.10 or any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent, (iv) fourth, if so determined by Administrative Agent and Borrower, held in such account as Cash Collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of draws under Letters of Credit with respect to which the L/C Issuer has funded its participation obligations and (y) made at a time when the conditions set forth in Section 16.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all Revolving Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

2.9.6. No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, consent or any other action the Lenders or the Required Lenders have taken or may take hereunder (including any consent to any amendment or waiver pursuant to Section 19.1), provided that any waiver, amendment or modification requiring the consent of all Lenders or each directly affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

2.10. Settlements.

(a) On a weekly basis (or more frequently if requested by Administrative Agent or Swing Line Lender (a “Settlement Date”), Administrative Agent shall provide each Lender with a statement of the outstanding balance of the Revolving Loans, Contract Draw Loans and Swing Line Loans as of the end of the Business Day immediately preceding the Settlement Date (the “Pre-Settlement Determination Date”) and the current balance of the Revolving Loans and Contract Draw Loans funded by each Lender (whether made directly by such Lender to Borrower or constituting a settlement by such Lender of a previous Swing Line Loan or Agent Advance). If such statement discloses that such Lender’s current balance of the Revolving Loans or Contract Draw Loans, as applicable, as of the Pre-Settlement Determination Date exceeds such Lender’s Pro Rata Share of the aggregate of the Revolving Loans or Contract Draw Loans, as applicable, outstanding as of the Pre-Settlement Determination Date, then Administrative Agent shall, on the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender’s instructions, and if such statement discloses that such Lender’s current balance of the aggregate of the Revolving Loans, Contract Draw Loans, Swing Line Loans and Agent Advances as of the Pre-Settlement Determination Date is less than such Lender’s Pro Rata Share of the Revolving Loans, Contract Draw Loans, Swing Line Loans and Agent Advances outstanding as of the Pre-Settlement Determination Date, then Borrower shall be deemed to have requested a Revolving Loan or Contract Draw Loan, as applicable, and such Lender shall, on the Settlement Date make a Revolving Loan or Contract Draw Loan, as applicable, transfer, by wire transfer the net amount due to Administrative Agent or Swing Line Lender, as applicable in accordance with Administrative Agent’s instructions to repay the Swing Line Loans or Agent Advances.

(b) If, prior to settling pursuant to clause (a) above, one of the events described in Section 14.7 or 14.8 has occurred, then each Lender shall, on the date such Revolving Loan or Contract Draw Loan, as applicable, was to have been made for the benefit of Borrower to settle outstanding Swing Line Loans or Agent Advances, purchase from the Swing Line Lender or Administrative Agent, as applicable, an undivided participation interest in the Swing Line Loan or Agent Advance in an amount equal to its Pro Rata Share of such Swing Line Loan or Agent Advance. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(c) Each Lender’s obligation to make Revolving Loans or Contract Draw Loans, as applicable, in accordance with Section 2.10(a) and to purchase participation interests in accordance with Section 2.10(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender or Administrative Agent, Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If and to the extent any Lender shall not have made such amount available to Administrative Agent or the Swing Line Lender by 2:00 P.M., Chicago time, the amount required pursuant to Section 2.10(a) or otherwise, as the case may be, on the Business Day on which such Lender receives notice from Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to Administrative Agent for the Swing Line Lender’s account forthwith on demand, for each day from the date such amount was to have been delivered to Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect.

2.11. Commitments Several.

The failure of any Lender to make a requested loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

SECTION 3 LETTERS OF CREDIT.

3.1. General Terms.

Subject to the terms and conditions of this Agreement and the other Loan Document prior to the Maturity Date, Administrative Agent shall from time to time cause to be issued by an L/C Issuer and co-sign for or otherwise guarantee, upon Borrower’s request, commercial and/or standby Letters of Credit; provided, that (i) the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed $8,500,000 and (ii) no Letter of Credit shall be issued if after giving effect thereto (A) the aggregate of all outstanding Revolving Loans, Swing Line Revolving Loans, and Letters of Credit exceeds the lesser of Revolving Availability and the aggregate Revolving Commitments or (B) the sum of any Lender’s Revolving Loans and Pro Rata Share of outstanding Swing Line Revolving Loans and Letters of Credit exceeds such Lender’s Revolving Commitment. Payments made by the L/C Issuer to any Person on account of any Letter of Credit shall be immediately payable by Borrower without notice, presentment or demand and Borrower agrees that each payment made by the L/C Issuer in respect of a Letter of Credit shall constitute a request by Borrower for a Loan to reimburse L/C Issuer. In the event such Loan is not advanced by Administrative Agent, Swing Line Lender or Lenders for any reason, such reimbursement obligations (whether owing to the L/C Issuer or Administrative Agent if Administrative Agent is not the L/C Issuer) shall become part of the Obligations hereunder and shall bear interest at the rate then applicable to Revolving Loans constituting Base Rate Loans until repaid. Borrower shall remit to Administrative Agent, for the ratable benefit of Lenders having Revolving Loan Commitments at the time when such Letter of Credit fee is due and payable by Borrower, a Letter of Credit fee equal to 2.6% per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable in advance for the term of the Letter of Credit. Upon the occurrence of an Event of Default and during the continuance thereof, each the Letter of Credit fee shall be increased to an amount equal to 2% per annum in excess of the Letter of Credit fee otherwise payable thereon, which fee shall be payable on demand. Said fee shall be calculated on the basis of a 360 day year. Borrower shall also pay on demand the normal and customary administrative charges of L/C Issuer for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

3.2. Letter of Credit Procedures.

3.2.1. L/C Applications. Borrower shall execute and deliver to the L/C Issuer the Master Letter of Credit Agreement from time to time in effect. Borrower shall give notice to Administrative Agent and the L/C Issuer of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the L/C Issuer and Administrative Agent shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by Borrower and in all respects satisfactory to the L/C Issuer, together with such other documentation as the L/C Issuer may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Maturity Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the scheduled Maturity Date which is Cash Collateralized for the benefit of the L/C Issuer shall be the sole responsibility of the L/C Issuer. In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

3.2.2. Reimbursement Obligations Unconditional. Borrower’s reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the L/C/ Issuer has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by Administrative Agent or any Lender under or in connection with any Letter of Credit or any related matters shall result in any liability of Administrative Agent or any Lender to Borrower, or relieve Borrower of any of its obligations hereunder to any such Person.

3.3. Expiration Dates of Letters of Credit.

The expiration date of each Letter of Credit shall be no later than the earlier of (i) one year from the date of issuance and (ii) the 30th day prior to the Maturity Date; provided, however, that, upon Administrative Agent’s written consent, the expiration date of a Letter of Credit may be extended up to the one-year anniversary of the Maturity Date so long as such Letter of Credit is Cash Collateralized. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one year period.

3.4. Participations in Letters of Credit.

Concurrently with the issuance of each Letter of Credit, the applicable L/C Issuer shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from such L/C Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in such Letter of Credit and Borrower’s reimbursement obligations with respect thereto. If Borrower does not pay any reimbursement obligation when due, Borrower shall be deemed to have immediately requested that the Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligations in accordance with Section 3.1. Administrative Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.5.2, Section 16.2 or otherwise such Lender shall make available to Administrative Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by Administrative Agent to the applicable L/C Issuer for the account of Borrower in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable L/C Issuer’s “participation” therein. Each L/C Issuer hereby agrees to notify Administrative Agent of the issuance of any Letter of Credit and, upon request of Administrative Agent or any Lender, to deliver to Administrative Agent or such Lender a list of all outstanding Letters of Credit issued by such L/C Issuer, together with such information related thereto as Administrative Agent or such Lender may reasonably request.

SECTION 4 INTEREST, FEES AND CHARGES.

4.1. Interest Rate.

4.1.1. Payment. Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (a), (b) or (c) below:

(a) Each Base Rate Loan shall bear interest at the rate per annum equal to the greater of (x) zero and (y)(i) the Applicable Margin applicable to such Base Rate Loan, plus (ii) the Base Rate in effect from time to time. All such interest shall be payable on the first Business Day of each calendar month in arrears for interest through the last day of the prior calendar month. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Base Rate effective on the effective date of each such change in the Base Rate.

(b) Each LIBOR Loan shall bear interest at the rate per annum equal to (i) the Applicable Margin applicable to such LIBOR Loan, plus (ii) the LIBOR Rate in effect from time to time. All such interest shall be payable on the last Business Day of each Interest Period applicable to such LIBOR Loan.

(c) Upon the occurrence of an Event of Default and during the continuance thereof, at the option of the Required Lenders, after written notice to Borrower, the Obligations shall bear interest at the rate of 2.0% per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360 day year.

(d) The applicable LIBOR Rate for each Interest Period shall be determined by Administrative Agent, and notice thereof shall be given by Administrative Agent promptly to Borrower. Each determination of the applicable LIBOR Rate by Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Administrative Agent shall, upon written request of Borrower, deliver to Borrower a statement showing the computations used by Administrative Agent in determining any applicable LIBOR Rate hereunder.

4.2. Increased Costs; Special Provisions For LIBOR Loans.

4.2.1. Increased Costs.

(a) If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) any Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by any Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

(b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase- in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction.

(c) Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law for purposes of this Section 4.2.1, regardless of the date enacted, adopted or issued.

4.2.2. Basis for Determining Interest Rate Inadequate or Unfair. If:

(a) Administrative Agent reasonably determines (which determination shall be binding and conclusive on Borrower) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(b) the LIBOR Rate as determined by Administrative Agent will not adequately and fairly reflect the cost to any Lenders of maintaining or funding LIBOR Loans for such Interest Period or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lender materially affects such Loans; then Administrative Agent shall promptly notify Borrower and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

4.2.3. Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by such Lender which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

4.2.4. Funding Losses. Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to Administrative Agent) Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 2.5.3) or (b) any failure of Borrower to borrow, prepay, convert or continue any Loan on a date specified therefor in a notice of borrowing, prepayment, conversion or continuation pursuant to this Agreement. For this purpose, all notices to Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

4.2.5. Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

4.2.6. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

4.2.7. Mitigation of Circumstances; Replacement of Lender.

(a) Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by Borrower to pay any amount pursuant to Sections 4.2.1 or 4.4 or (ii) the occurrence of any circumstances described in Sections 4.2.2 or 4.2.3 (and, if such Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify Borrower and Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described in clause (i) or (ii) above and such designation will not, in Lender’s sole judgment, be otherwise disadvantageous to such Lender.

(b) If Borrower becomes obligated to pay additional amounts to any Lender pursuant to Sections 4.2.1 or 4.4, or any Lender gives notice of the occurrence of any circumstances described in Sections 4.2.2 or 4.2.3, or any Lender becomes a Defaulting Lender, Borrower may designate another bank which is acceptable to Administrative Agent and the L/C Issuer in their reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

4.2.8. Conclusiveness of Statements; Survival of Provisions. Determinations and statements of a Lender pursuant to Sections 4.2.1, 4.2.2, 4.2.3 or 4.2.4 shall be conclusive absent demonstrable error. Each Lender may use reasonable averaging and attribution methods in determining compensation under Sections 4.2.1 and 4.2.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, expiration or termination of the Letters of Credit and termination of this Agreement. Borrower shall not be obligated to pay any compensation under Section 4.2.1 which arose out of or is attributable to periods prior to the date that is 180 days preceding the date of demand of payment of compensation.

4.2.9. Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Administrative Agent (without, except as specifically provided in the two following sentences, any action or consent by any other party to this Agreement) may amend this Agreement with the consent of Borrower to replace the LIBOR Rate with a Benchmark Replacement, with such consent from of Borrower not to be unreasonably withheld. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Chicago time) on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Borrower and Lenders comprising Required Lenders have delivered to Administrative Agent written notice that Borrower and such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 4.2.9 titled “Effect of Benchmark Transition Event” will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrower and Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or Lenders pursuant to this Section 4.2.9 titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.2.9 titled “Effect of Benchmark Transition Event.”

(d) Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower will be deemed to have converted any pending request for a LIBOR Loan, and any conversion to or continuation of any LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period into a request for a borrowing of or conversion to Base Rate Loans.

(e) Certain Defined Terms. As used in this Section 4.2.9 titled “Effect of Benchmark Transition Event”:

(i) “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been reasonably selected by Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

(ii) “Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been reasonably selected by Administrative Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

(iii) “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Administrative Agent decides (with the consent of Borrower, which shall not be unreasonably withheld) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides (with the consent of Borrower, which shall not be unreasonably withheld) is reasonably necessary in connection with the administration of this Agreement).

(iv) “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate:

(A)

in the case of clause (A) or (B) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or

(B)	in the case of clause (C) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

(v) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate:

(A)

a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;

(B)

a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or

(C)	a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.

(vi) “Benchmark Transition Start Date” means (A) in the case of a Benchmark Transition Event, the earlier of (1) the applicable Benchmark Replacement Date and (2) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (B) in the case of an Early Opt-in Election, the date specified by Administrative Agent or Required Lenders, as applicable and with the consent of Borrower, which shall not be unreasonably withheld, by notice to Administrative Agent (in the case of such notice by Required Lenders) and Lenders.

(vii) “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with the Section 4.2.9 titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to the Section 4.2.9 titled “Effect of Benchmark Transition Event.”

(viii) “Early Opt-in Election” means the occurrence of the following, in each case with the consent of Borrower, which shall not be unreasonably withheld:

(A)

(1) a determination by Administrative Agent or (2) a notification by Required Lenders to Administrative Agent (with a copy to Borrower) that Required Lenders have determined, that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 4.2.9 titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and

(B)

(1) the election by Administrative Agent or (2) the election by Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to Borrower and Lenders or by Required Lenders of written notice of such election to Administrative Agent.

(ix) “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

(x) “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

(xi) “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

(xii) “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(xiii) “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

4.3. Fees And Charges.

4.3.1. Unused Line Fee:

(a) Revolving Loans. Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders having Revolving Loan Commitments, an unused line fee of 0.25% of the difference between the Total Revolving Loan Commitment and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month, which fee shall be fully earned by such Lenders on the first day of each month and payable monthly in arrears on the first Business Day of each month with respect to all activity through the last day of the prior month. Said fee shall be calculated on the basis of a 360 day year.

(b) Contract Draw Loans. Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders having Contract Draw Loan Commitments, an unused line fee of 0.25% of the difference between the Total Contract Draw Loan Commitment and the average daily balance of the Contract Draw Loans for each month, which fee shall be fully earned by such Lenders on the first day of each month and payable monthly in arrears on the first Business Day of each month with respect to all activity through the last day of the prior month. Said fee shall be calculated on the basis of a 360 day year.

4.3.2. Agent Fee Letter: Borrower shall pay to Administrative Agent the fees set forth in the Agent Fee Letter.

4.3.3. Costs and Expenses: Borrower shall (i) reimburse Administrative Agent, for all costs and expenses, including, without limitation, Attorney Costs incurred by Administrative Agent in connection with the documentation, consummation and administration of the transaction contemplated hereunder, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; and (ii) reimburse Administrative Agent and the Lenders, for all costs and expenses, including, without limitation, Attorney Costs incurred by Administrative Agent and the Lenders in connection with collection, protection or enforcement of any rights in or to the Collateral, collection of any Obligations, and enforcement of any of Administrative Agent’s and Lenders rights under this Agreement or any other Loan Document (including, without limitation, any costs and expenses of any third party provider engaged by Administrative Agent for such purposes). Borrower shall also pay all normal service charges with respect to all accounts maintained by Borrower with Administrative Agent and any additional services requested by Borrower from Administrative Agent.

4.4. Taxes.

(a) All payments made by Borrower hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by Borrower free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

(b) If Borrower makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, Borrower shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 4.4(b)), the amount paid to Lenders or Administrative Agent equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 4.4(b). To the extent Borrower withholds any Taxes on payments hereunder or under any Loan Document, Borrower shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Administrative Agent within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to Lenders and Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

(c) If any Lender or Administrative Agent is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against a Lender or Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, Borrower will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 4.4. A certificate prepared in good faith as to the amount of such payment by such Lender or Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

(d) (i) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Participant”) shall deliver to Borrower and Administrative Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), such Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to Administrative Agent (any such certificate, a “Withholding Certificate”). In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Closing Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to Borrower and Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or Administrative Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.

(ii) Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrower and Administrative Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 4.4(d)(ii) is rendered obsolete or inaccurate in any material respect as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to Borrower and Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender’s or Administrative Agent’s exemption from United States backup withholding tax.

(iii) Borrower shall not be required to pay additional amounts to a Lender, or indemnify any Lender, under this Section 4.4 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 4.4(d).

(iv) Each Lender agrees to indemnify Administrative Agent and hold Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to Administrative Agent under this Section 4.4) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by Borrower pursuant to this Section, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date Administrative Agent makes written demand therefor.

4.5. Maximum Interest.

It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement and the other Loan Documents shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which a Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

SECTION 5 COLLATERAL.

5.1. Grant of Security Interest to Administrative Agent.

As security for the payment of all Loans now or in the future made by Administrative Agent and Lenders to Borrower hereunder and for the payment, performance or other satisfaction of all other Obligations owing to Administrative Agent, Lenders and, to the extent constituting Obligations hereunder, any Affiliate of any Lender, each Loan Party (other than Accel Inc.) hereby assigns, or shall assign (in the case of any Person that is required to become a co-borrower pursuant to Section 11.14), to Administrative Agent, for the benefit of itself, the Lenders and their applicable Affiliates, and grants, or shall grant (in the case of any Person that is required to become a co-borrower pursuant to Section 11.14), to Administrative Agent, for the benefit of itself, the Lenders and their applicable Affiliates, a continuing security interest in the following property of such Loan Party (other than Accel Inc.), whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts and all Goods whose sale, lease or other disposition by such Loan Party (other than Accel Inc.) has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Loan Party (other than Accel Inc.); (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims; (i) all Supporting Obligations; (j) any other property of such Loan Party (other than Accel Inc.) now or hereafter in the possession, custody or control of Administrative Agent or any Lender or any agent or any parent, affiliate or subsidiary of Administrative Agent or any Lender or any participant with Administrative Agent or any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Loan Party’s (other than Accel Inc.) books and records relating to any of the foregoing and to such Loan Party’s (other than Accel Inc.) business. For avoidance of doubt, the Collateral shall include, without limitation, the Vault Cash, but shall specifically exclude (i) such Loan Party’s (other than Accel Inc.) rights under the VGT Operating Contracts or such Loan Party’s (other than Accel Inc.) rights to the Terminal Operator License and (ii) real estate owned by any Loan Party as of the First Amendment Effective Date.

5.2. Other Security.

Administrative Agent, in its sole discretion, without waiving or releasing (i) any obligation, liability or duty of any Loan Party (other than Accel Inc.) under this Agreement or the other Loan Documents or (ii) any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral, provided, that Administrative Agent may take such actions with respect to Permitted Liens only after the occurrence and during the continuance of an Event of Default. All sums paid by Administrative Agent in respect thereof and all costs, fees and expenses including, without limitation, Attorney Costs, all court costs and all other charges relating thereto incurred by Administrative Agent shall constitute Obligations, payable by Borrower to Administrative Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

5.3. Possessory Collateral.

Immediately upon any Loan Party’s (other than Accel Inc.) receipt of any portion of the Collateral in an amount greater than $25,000 evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Loan Party (other than Accel Inc.) shall deliver the original thereof to Administrative Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Administrative Agent (in form and substance acceptable to Administrative Agent). If an endorsement or assignment of any such items shall not be made for any reason, Administrative Agent is hereby irrevocably authorized, as such Loan Party’s (other than Accel Inc.) attorney and agent-in-fact, to endorse or assign the same on such Loan Party’s (other than Accel Inc.) behalf.

5.4. Electronic Chattel Paper.

To the extent that any Loan Party (other than Accel Inc.) obtains or maintains any Electronic Chattel Paper, such Loan Party (other than Accel Inc.) shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Administrative Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by Administrative Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Administrative Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

5.5. Collateral. Notwithstanding the foregoing, the equity interests of any Person that is not a wholly-owned Subsidiary shall not constitute Collateral if such equity interests are not permitted to be pledged under the terms of any applicable shareholders’ and/or organizational arrangements.

SECTION 6 PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

Each Loan Party (other than Accel Inc.) shall, at Administrative Agent’s request, at any time and from time to time, authenticate, execute and deliver to Administrative Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Administrative Agent) and do such other acts and things or cause third parties to do such other acts and things as Administrative Agent may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Administrative Agent (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Each Loan Party (other than Accel Inc.) irrevocably hereby makes, constitutes and appoints Administrative Agent (and all Persons designated by Administrative Agent for that purpose) as such Loan Party’s (other than Accel Inc.) true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Administrative Agent’s security interest in the Collateral. Each Loan Party (other than Accel Inc.) further ratifies and confirms the prior filing by Administrative Agent of any and all financing statements which identify such Loan Party (other than Accel Inc.) as debtor, Administrative Agent as secured party and any or all Collateral as collateral.

SECTION 7 POSSESSION OF COLLATERAL AND RELATED MATTERS.

Until otherwise notified by Administrative Agent following the occurrence of an Event of Default, each Loan Party (other than Accel Inc.) shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Loan Party’s (other than Accel Inc.) business, to (a) sell, lease or furnish under contracts of service any of such Loan Party’s (other than Accel Inc.) Inventory normally held by such Loan Party (other than Accel Inc.) for any such purpose; (b) use and consume any raw materials, work in process or other materials normally held by such Loan Party for such purpose; and (c) dispose of obsolete or unuseful Equipment so long as all of the proceeds thereof are paid to Administrative Agent for application to the Obligations (except for such proceeds which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment); provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by any Loan Party.

SECTION 8 COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

8.1. Borrowing Base Certificate.

As soon as available, and in any event within 20 calendar days following the last day of each calendar month, Borrower shall deliver to Administrative Agent a certificate calculating (x) Revolving Loan Availability and (y) for any certificate delivered after the Contract Draw Loan Availability Trigger Date, Contract Draw Loan Availability as of such date, in form and substance reasonably satisfactory to Administrative Agent (each, a “Borrowing Base Certificate”): (i) certifying that Accel Inc., Borrower and each of their Subsidiaries have complied with all of the terms of this Agreement and the Loan Documents, and that all representations and warranties in this Agreement and the Loan Documents remain true and correct as of the date thereof; (ii) certifying that no Event of Default has occurred or is continuing as of the date thereof and no condition exists that with notice or the passage of time or both would constitute an Event of Default; and (iii) showing, in reasonable detail satisfactory to Administrative Agent, computations supporting the calculation of the Revolving Loan Availability and Contract Draw Loan Availability (if applicable) as of the close of business on the last day of such calendar month, along with any documentation reasonably requested by Administrative Agent in connection with such calculation. Each Borrowing Base Certificate shall be certified by an officer of Borrower.

8.2. Monthly Reports.

As soon as available, and in any event within 20 calendar days following the last day of each calendar month, Borrower shall deliver to Administrative Agent a Vault Cash Report and a Live Locations Report, each certified to Administrative Agent by Borrower’s president or chief financial officer; provided that no Live Locations Report shall be required to be delivered until after the Contract Draw Loan Availability Trigger Date.

8.3. Quarterly Reports.

As soon as available, and in any event within 45 days following the final day of each calendar quarter, Borrower shall deliver to Administrative Agent a covenant compliance certificate, in form and substance satisfactory to Administrative Agent, certified to Administrative Agent by Borrower’s president or chief financial officer, showing a computation of all financial covenants contained herein.

8.4. Financial Statements.

8.4.1. Borrower shall deliver to Administrative Agent the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit A hereto, which compliance certificate shall, to the extent delivered as of the last day of any calendar quarter, include a calculation of all financial covenants contained in this Agreement: (i) no later than 30 days after the end of each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Accel Inc., on a consolidated basis, certified by the president or chief financial officer of Borrower; and (ii) no later than 120 days after the end of each of Accel Inc.’s Fiscal Years, audited annual financial statements of Accel Inc. on a consolidated basis with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Administrative Agent.

8.4.2. Notwithstanding the foregoing, the obligations set forth immediately above may, at the election of Borrower, be satisfied with respect to financial information of Accel Inc., the Borrower and/or any Subsidiary thereof by virtue of the provision by Borrower of (i) the applicable financial statements of any direct or indirect parent company of Accel Inc. or (ii) Accel Inc.’s or any such parent company’s Form 10-K or Form 10-Q, as applicable, filed with the U.S. Securities and Exchange Commission (and the public filing of such report with the U.S. Securities and Exchange Commission shall constitute delivery under this Section 8.4); provided, however, that in the event (A) the financial statements or reports set forth in (i) or (ii) of Section 8.4.1 contain the financial information or results of any Person other than Accel Inc., Borrower and their Subsidiaries and (B) such Person has Independent Assets or Operations, Borrower shall also deliver unaudited consolidating information that summarizes in reasonable detail the differences between the information relating to such other Person that has Independent Assets or Operations, on the one hand, and the information relating to Accel Inc., Borrower and their consolidated subsidiaries on a stand-alone basis, on the other hand.

8.4.3. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, any financial statements or reports that are required to be provided by Accel Inc. under this Agreement shall be provided with respect to Accel Inc. on a consolidated basis, determined in accordance with GAAP consistently applied (except as otherwise noted therein).

8.5. Annual Budgets and Projections.

As soon as practicable and in any event within 30 days after the beginning of each Fiscal Year, Borrower shall deliver to Administrative Agent (a) a proposed budget, and (b) projected balance sheets, statements of income and cash flow for Accel Inc. on a consolidated basis, in each case for each of the 12 months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Administrative Agent.

8.6. Other Information.

Promptly following request therefor by Administrative Agent, such other business or financial data, reports, appraisals and projections as Administrative Agent may reasonably request.

SECTION 9 TERMINATION.

Each Lender’s obligations under this Agreement shall be in effect from the Closing Date until the Maturity Date or such earlier date that the Obligations are accelerated pursuant to Section 15 hereof;. Upon the Maturity Date or the earlier acceleration of the Obligations as set forth above, neither Administrative Agent nor any Lender shall be obligated to make any additional Loans on or after the date identified as the date on which the Obligations are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Obligations are paid in full (except for such provisions that by their terms survive the termination of this Agreement) and all Letters of Credit are returned to the L/C Issuer for cancellation or Cash Collateralized in a manner satisfactory to Administrative Agent and the L/C Issuer.

SECTION 10 REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Administrative Agent and Lenders, which representations and warranties (whether appearing in this Section 10 or elsewhere) shall be true at the time of Borrower’s execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Obligations and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement, provided, that representations and warranties made as of a particular date shall be true and correct as of such date.

10.1. Financial Statements and Other Information.

The financial statements and other information delivered or to be delivered by Borrower to Administrative Agent or any Lender at or prior to the date of this Agreement fairly present in all material respects the financial condition of Accel Inc., and there has been no material adverse change in the financial condition or the operations of Accel Inc. since the date of the financial statements delivered to Administrative Agent or any Lender most recently prior to the date of this Agreement. All written information now or heretofore furnished by Borrower to Administrative Agent or any Lender is true and correct as of the date with respect to which such information was furnished.

10.2. Locations.

The office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower’s principal place of business and all of Borrower’s other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Schedule 10.2 and at other locations within the continental United States of which Administrative Agent has been advised by Borrower in accordance with Section 11.2.1. The Collateral, other than the VGTs and Redemption Machines, is kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 10.2, and at other locations within the continental United States of which Administrative Agent has been advised by Borrower in writing in accordance with Section 11.2.1 hereof. The VGTs and Redemption Machines are kept only at the VGT Locations set forth on Schedule 10.2, and at other locations within the continental United States of which Administrative Agent has been advised by Borrower in writing in accordance with Section 11.2.1 hereof.

10.3. Loans by Borrower.

Accel Inc. and its Subsidiaries have not made any loans or advances to any Affiliate or other Person except for (a) advances authorized hereunder to employees, officers and directors of Accel Inc. and its Subsidiaries for travel and other expenses arising in the ordinary course of their respective businesses, (b) the Convertible Note Investment and (c) loans or advances among Accel Inc. and its Subsidiaries (i) to consummate Permitted Acquisitions or (ii) in the ordinary course of business.

10.4. Records of Vault Cash.

Borrower now keeps and hereafter at all times shall keep correct and accurate records itemizing and describing the Vault Cash held in all VGTs and Redemption Machines, and the additions and withdrawals of Vault Cash from such VGTs and Redemption Machines. All such records shall be available (during the relevant Person’s usual business hours), in accordance with the terms of the Loan Documents, to any of Administrative Agent’s officers, employees or agents for inspection and copying thereof. Vault Cash (other than Vault Cash in transit) shall be kept only at the VGT Locations listed on Schedule 10.2 attached hereto. Borrower may keep Vault Cash, VGTs and Redemption Machines in additional locations, and each such location shall be deemed to be added to Schedule 10.2, so long as Borrower shall deliver written notice of any such additional locations of Vault Cash, VGTs or Redemption Machines no later than contemporaneously with delivery of the Borrowing Base Certificate following the establishment of such locations(s).

10.5. Liens.

Each Loan Party is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Person, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

10.6. Organization, Authority and No Conflict.

Borrower is a limited liability company, duly organized, validly existing and in good standing in the State of Illinois, its state organizational identification number is 02832984 and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if Borrower is not so qualified, Borrower may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Administrative Agent’s or any Lender’s rights. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the other Loan Documents and perform its obligations hereunder and thereunder. Borrower’s execution, delivery and performance of this Agreement and the other Loan Documents does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, except for conflicts with agreements, contracts or other documents which would not have a Material Adverse Effect on Borrower, and Borrower’s execution, delivery and performance of this Agreement and the other Loan Documents shall not result in the imposition of any lien or other encumbrance upon any of Borrower’s property (other than Permitted Liens) under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected.

10.7. Litigation.

Except as disclosed on Schedule 10.7 hereto, there are no actions or proceedings which are pending or, to the best of Borrower’s knowledge, threatened against Borrower which is reasonably likely to have a Material Adverse Effect on Borrower, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Administrative Agent. Borrower has no Commercial Tort Claims pending.

10.8. Compliance with Laws and Maintenance of Permits.

Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower or its business. Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect on Borrower. Borrower is in compliance in all material respects with the Illinois Video Gaming Act, the rules and regulations promulgated thereunder and all written policies of the Illinois Gaming Board. Borrower holds a valid video gaming terminal operator license issued by the Illinois Gaming Board (the “Terminal Operator License”). Such Terminal Operator License is in good standing with the Illinois Gaming Board.

10.9. Affiliate Transactions.

Except as set forth on Schedule 10.9 hereto or as permitted pursuant to Section 10.3 hereof, Borrower is not conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

10.10. Names and Trade Names.

Borrower’s name has always been as set forth on the first page of this Agreement and Borrower uses no trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 10.10 hereto.

10.11. Equipment and VGTs.

Except as set forth on Schedule 10.11, Borrower has good and indefeasible and merchantable title to and ownership of all of its Equipment, including, but not limited to, all of the VGTs and Redemption Machines used in connection with Borrower’s business. No VGT or Redemption Machines is a Fixture to any real estate, including, but not limited to, the real property of any Establishment Owner.

10.12. Enforceability.

This Agreement and the other Loan Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

10.13. Solvency.

Accel Inc. and its Subsidiaries, taken as a whole, are, after giving effect to the transactions contemplated hereby, solvent, able to pay their debts as they become due, have capital sufficient to carry on its business, now own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay their respective debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents or by completion of the transactions contemplated hereunder or thereunder.

10.14. Indebtedness.

Except as set forth on Schedule 10.14 hereto and, following the Closing Date, except for indebtedness permitted by Section 12.2, Borrower is not obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

10.15. Margin Security and Use of Proceeds.

Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

10.16. Parent, Subsidiaries and Affiliates.

Except as set forth on Schedule 10.16 hereto, as of the Closing Date, Borrower has no Parents, Subsidiaries or other Affiliates or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person.

10.17. No Defaults.

Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on Borrower.

10.18. Employee Matters.

There are no controversies pending or threatened between Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on Borrower, and Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on Borrower.

10.19. Intellectual Property.

Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it except to the extent that the failure to possess such items would not have a Material Adverse Effect on Borrower.

10.20. Environmental Matters.

Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of Borrower’s knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which materially and adversely affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials. Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

10.21. ERISA Matters.

(a) The Unfunded Liability of all Plans does not in the aggregate exceed 20% of the Total Plan Liability for all such Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Plan has occurred with respect to any Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of Borrower, threatened, claims, actions, investigations or lawsuits against any Plan, any fiduciary of any Plan, or Borrower or other any member of the Controlled Group with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject that Person to any material liability. Within the past five years, neither Borrower nor any other member of the Controlled Group has engaged in a transaction which resulted in a Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

(b) All contributions (if any) have been made to any Plan that are required to be made by Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither Borrower nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan in each case that could reasonably be expected to have a Material Adverse Effect; and neither Borrower nor any other member of the Controlled Group has received any notice that any Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent, in each case that may reasonably be expected to have a Material Adverse Effect.

10.22. Investment Company Act.

No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company” within the meaning of the Investment Company Act of 1940.

10.23. Anti-Terrorism Laws.

(a) No Loan Party (and, to the knowledge of each Loan Party, no joint venture or subsidiary thereof) is in violation in any material respects of Sanctions or any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the USA Patriot Act.

(b) No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Subsidiary thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti- Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order or (iv) is named as a “specially designated national and blocked person” in the most current list published by OFAC. None of Borrower, any Loan Party or to the knowledge of Borrower or such Loan Party any of their respective directors, officers or employees, is (w) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (x) any Person or group operating, organized or resident in any country or territory which is itself the subject or target of any comprehensive Sanctions (a “Sanctioned Country”), (y) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (z) any Person 50% or more owned, directly or indirectly, by any of the above.

(c) No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Affiliate thereof) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (b)(i) through (b)(iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

10.24. VGT Operating Contracts.

Schedule 10.24 is a complete and accurate list of all VGT Operating Contracts to which Borrower is a party and which are necessary for Borrower to operate its business as presently conducted. All VGT Operating Contracts for locations included in any calculation of Contract Draw Loan Availability are valid and in full force, and there are no defaults or breaches by Borrower or, to Borrower’s knowledge, any other party to such VGT Operating Contracts. To the knowledge of Borrower, no event, failure, condition or act has occurred which, with the passage of time or the giving of notice, would result in a default or breach under any VGT Operating Contract for locations included in any calculation of Contract Draw Loan Availability or permit termination, modification or acceleration of rights or obligations under any such VGT Operating Contract. No defenses, offsets or counterclaims have been asserted or may properly be made against Borrower by any other party under any VGT Operating Contract. Borrower has not waived any rights under any VGT Operating Contract for locations included in any calculation of Contract Draw Loan Availability. Complete and correct copies of all VGT Operating Contracts listed on Schedule 10.24 have been delivered to Administrative Agent. No VGT Operating Contract shall be materially adversely affected in any manner by the transactions contemplated by this Agreement, and no video gaming terminal operator has any interest in any VGT Operating Contract other than Borrower.

10.25. Certificate of Beneficial Ownership.

The Certificate of Beneficial Ownership executed and delivered to Administrative Agent and Lenders for each Borrower on or prior to the First Amendment Effective Date is accurate, complete and correct as of the First Amendment Effective Date.

SECTION 11 AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and termination of this Agreement, unless Borrower obtains Required Lenders’ prior written consent waiving or modifying any of Borrower’s covenants hereunder in any specific instance, Borrower covenants and agrees (where applicable, on behalf of Accel Inc. and its Subsidiaries) as follows:

11.1. Maintenance of Records.

Accel Inc. and its Subsidiaries shall at all times keep accurate and complete books, records and accounts with respect to all of their respective business activities, in accordance with sound accounting practices and GAAP consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 10.2.

11.2. Notices.

Each Loan Party shall:

11.2.1. Locations. Notify Administrative Agent of the opening of any new place of business or new location of Collateral, the transfer of any VGTs or Redemption Machines to any new location, or any change of the location of such Loan Party’s books, records and accounts (or copies thereof) no later than the delivery of next following Borrowing Base Certificate pursuant to Section 8.1, and notify Administrative Agent no later than 5 Business Days before the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower has previously advised Administrative Agent that such Goods will be used.

11.2.2. Litigation and Proceedings. Promptly upon becoming aware thereof, notify Administrative Agent of any actions or proceedings which are pending or threatened against Accel Inc. and/or any Subsidiary which might have a Material Adverse Effect on Accel Inc. and its Subsidiaries, taken as a whole, and of any Commercial Tort Claims of any Loan Party which may arise.

11.2.3. Names and Trade Names. Notify Administrative Agent within 10 days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Administrative Agent in writing.

11.2.4. ERISA Matters. Promptly notify Administrative Agent of (x) the occurrence of any Reportable Event which might result in the termination by the Pension Benefit Guaranty Corporation (the “PBGC”) of any employee benefit plan (“Plan”) covering any officers or employees of Accel Inc. and/or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

11.2.5. Environmental Matters. Immediately notify Administrative Agent upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by Accel Inc. and/or any Subsidiary or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects Accel Inc. and/or any Subsidiary or its business operations or assets or any properties at which Accel Inc. and/or any Subsidiary has transported, stored or disposed of any Hazardous Materials unless the foregoing could not reasonably be expected to have a Material Adverse Effect on Accel Inc. and its Subsidiaries, taken as a whole.

11.2.6. Default; Material Adverse Change. Promptly advise Administrative Agent of the occurrence of any event having or causing a Material Adverse Effect on any Loan Party, the occurrence of any Default or Event of Default hereunder.

11.2.7. Notice of Revocation. Immediately notify Administrative Agent of Accel Inc.’s and/or any Subsidiary’s receipt of written notice of the Illinois Gaming Board’s intention to revoke or not renew the Terminal Operator License, and provide a copy of such notice to Administrative Agent.

All of the foregoing notices shall be provided by Borrower to Administrative Agent in writing.

11.3. Compliance with Laws and Maintenance of Permits.

Accel Inc. and its Subsidiaries shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on the business of Accel Inc. and its Subsidiaries, and Accel Inc. and its Subsidiaries shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on Accel Inc. and its Subsidiaries. Following any determination by Administrative Agent that there is non-compliance, or any condition which requires any action by or on behalf of Accel Inc. and its Subsidiaries in order to avoid non-compliance, with any Environmental Law, at Borrower’s expense cause an independent environmental engineer acceptable to Administrative Agent to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof. Without limiting the foregoing, Accel Inc. and its Subsidiaries will maintain and keep in full force and effect all licenses and permits necessary to conduct their respective businesses (including, without limitation, the Terminal Operator License issued by the Illinois Gaming Board) and will, upon request of Administrative Agent, furnish to Administrative Agent evidence of renewal of any and all licenses on the date of or prior to the expiration thereof. Moreover, Borrower shall promptly inform Administrative Agent if it receives any notice (whether such notice is received orally or in writing, irrespective of whether the Illinois Gaming Board or such other applicable licensing agency has formally taken action) that: (i) there exists a material issue with maintaining or renewing a license necessary to operate its business (including, without limitation, the Terminal Operator License issued by the Illinois Gaming Board); or (ii) Accel Inc. and/or any Subsidiary is subject to any disciplinary actions or complaints related to a license necessary to operate their respective businesses (including, without limitation, the Terminal Operator License issued by the Illinois Gaming Board). At all times, Accel Inc. and its Subsidiaries will remain in compliance in all material respects with the Illinois Video Gaming Act, the rules and regulations promulgated thereunder and all written policies of the Illinois Gaming Board.

11.4. Inspection and Audits.

Accel Inc. and its Subsidiaries shall permit Administrative Agent, or any Persons designated by it, to call at such Person’s places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral, the VGTs, the Redemption Machines or the VGT Operating Contracts, and to inspect, audit, check and make extracts from such Person’s books, records, journals, orders, receipts and any correspondence and other data relating to such Person’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Person’s business as

Administrative Agent may consider reasonable under the circumstances. Accel Inc. and its Subsidiaries shall furnish to Administrative Agent such information relevant to Administrative Agent’s rights under this Agreement and the other Loan Documents as Administrative Agent shall at any time and from time to time request. Administrative Agent, through its officers, employees or agents shall have the right, at any time and from time to time, to verify the validity, amount or any other matter relating to any of Accel Inc.’s and/or any Subsidiary’s Accounts, by mail, telephone, telecopy, electronic mail, or otherwise. Accel Inc. and its Subsidiaries authorize Administrative Agent and its agents to discuss the affairs, finances and business of Accel Inc. and its Subsidiaries with any officers, employees or directors of Accel Inc. and its Subsidiaries or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and, so long as Borrower is given an opportunity to participate in all such discussions, to discuss the financial condition of Accel Inc. and its Subsidiaries with Accel Inc.’s independent public accountants. Any such discussions shall be without liability to Administrative Agent or to Accel Inc.’s independent public accountants. Borrower shall pay to Administrative Agent all customary fees and all costs and out-of-pocket expenses incurred by Administrative Agent in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Obligations hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. Any Lender may accompany Administrative Agent on any such audit or inspection at its own cost.

11.5. Insurance.

The Loan Parties shall:

11.5.1. Casualty Insurance; Business Interruption Insurance. Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Administrative Agent. Administrative Agent acknowledges that the insurance coverage currently maintained by Borrower per the materials provided by Borrower to Administrative Agent is satisfactory. Original (or certified) copies of such policies of insurance have been or shall be, within 90 days of the Closing Date, delivered to Administrative Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Administrative Agent, showing loss under such insurance policies payable to Administrative Agent. Such endorsement, or an independent instrument furnished to Administrative Agent, shall provide that the insurance company shall give Administrative Agent at least 30 days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Administrative Agent or Lenders to recover under such policy of insurance in case of loss or damage. In addition, Borrower shall cause to be executed and delivered to Administrative Agent an assignment of proceeds of its business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Administrative Agent. Borrower irrevocably makes, constitutes and appoints Administrative Agent (and all officers, employees or agents designated by Administrative Agent) as Borrower’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, however, that Borrower shall have the right to make, settle and adjust any such claims involving an aggregate loss in an amount less than $500,000.

11.5.2. Liability Insurance. Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Administrative Agent and original (or certified) copies of such policies have been or shall be, within 90 days after the Closing Date, delivered to Administrative Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Administrative Agent and Lenders as additional insured thereunder and providing that the insurance company shall give Administrative Agent at least 30 days written notice before any such policy shall be altered or canceled.

11.5.3. Administrative Agent May Purchase Insurance. If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above (and provide evidence thereof to Administrative Agent) or to pay any premium relating thereto, then Administrative Agent, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Administrative Agent deems advisable upon notice to Borrower. Such insurance, if obtained by Administrative Agent, may, but need not, protect Borrower’s interests or pay any claim made by or against Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Administrative Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable Attorney Costs, shall constitute Loans hereunder, shall be payable on demand by Borrower to Administrative Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. This provision shall constitute the notice to Borrower required pursuant to paragraph (3) of section 180/10 of Chapter 815 of the Illinois Compiled Statutes (2004).

11.6. Collateral.

Each Loan Party shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained in all material respects. Each Loan Party shall, immediately upon request therefor by Administrative Agent, deliver to Administrative Agent any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Each Loan Party shall, at the request of Administrative Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Administrative Agent, of the security interest of Administrative Agent hereunder.

11.7. Use of Proceeds.

All monies and other property obtained by Borrower from Administrative Agent and Lenders pursuant to this Agreement shall be used as follows: (i) the Revolving Loans shall be used solely to finance the Vault Cash in the VGTs and Redemption Machines and for working capital purposes; (ii) the Term Loan shall be solely used to repay Subordinated Debt, refinance Borrower’s existing indebtedness with the Lenders, refinance Borrower’s existing capital leases of the VGTs and Redemption Machines used in Borrower’s business; and (iii) the Contract Draw Loans shall be used to finance (a) the purchase of new Equipment, VGT Operating Contracts and other such items purchased for the growth of the Loan Parties’ businesses, provided that Administrative Agent obtains a first priority security interest in such items and (b) Permitted Acquisitions and other permitted investments and for working capital and other general corporate purposes permitted under this Agreement, including, without limitation, under Section 12.

11.8. Taxes.

Accel Inc. and its Subsidiaries shall file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that the applicable Person shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Person’s financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) Accel Inc. or its applicable Subsidiary keeps on deposit with Administrative Agent (such deposit to be held without interest) or a reserve is maintained against Borrower’s availability to borrow money under Section 2.1, in either case, in an amount of money which, in the sole judgment of Administrative Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if the applicable Person fails to prosecute such contest with reasonable diligence, Administrative Agent may apply the money so deposited in payment of such taxes. If Accel Inc. or its applicable Subsidiary fails to pay any such taxes and in the absence of any such contest by Borrower, Administrative Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Administrative Agent shall constitute Loans hereunder, shall be payable by Borrower to Administrative Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

11.9. Intellectual Property.

Accel Inc. and its Subsidiaries shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it unless the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect on Accel Inc. and its Subsidiaries, taken as a whole.

11.10. Checking Accounts and Cash Management Services.

Unless Administrative Agent otherwise consents in writing, in order to facilitate Administrative Agent’s maintenance and monitoring of the Collateral, Borrower shall maintain its general checking/controlled disbursement account and its other deposit accounts with Administrative Agent; provided Borrower may maintain accounts with U.S. Bank National Association for its operations outside of the Chicago area. Borrower shall be responsible for all normal charges assessed thereon. Borrower shall notify Administrative Agent in writing 30 days prior to opening any new Deposit Account and, in the event Administrative Agent consents to the opening of any such Deposit Account, Borrower shall enter into a control agreement satisfactory to Administrative Agent for each such Deposit Account of Borrower on or before the opening of such Deposit Account. The foregoing requirements in this Section 11.10 shall not apply to any Deposit Account acquired in any Permitted Acquisition, with respect to which the Borrower shall implement a customary deposit account control agreement in favor of the Administrative Agent, in form and substance acceptable to the Administrative Agent in its sole but reasonable discretion, on or prior to the date that is 45 days after the date of such Permitted Acquisition (or such later date to which the Administrative Agent may reasonably agree).

11.11. USA Patriot Act, Bank Secrecy Act and Office of Foreign Asset Control.

(a) Ensure, and cause each other Loan Party to ensure, that no Person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (b) comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations.

(b) Borrower shall, and cause each other Loan Party to, conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and applicable Sanctions and maintain policies and procedures designed to promote and achieve compliance with such laws.

11.12. VGT Performance.

If Accel Inc.’s or its applicable Subsidiary’s average daily share of “Net Terminal Income” (as such term is defined in the Illinois Video Gaming Act) is less than $80.00 for all VGT Locations for the most recently reported month, (a) Borrower shall immediately notify Administrative Agent in writing of any VGT Location in which Accel Inc.’s or its applicable Subsidiary’s share of Net Terminal Income for any consecutive 30-day period is less than an average of $40.00 per day per VGT (the “Minimum VGT Income Requirement”) installed at such VGT Location (each, a “Non-Performing VGT Location”); provided, however, that, with respect to each VGT Location, the Minimum VGT Income Requirement shall not apply to such VGT Location during the first 150 days after commencement of Accel Inc.’s or its applicable Subsidiary’s operations at such VGT Location; and (b) upon request by Administrative Agent, Accel Inc. or its applicable Subsidiary’s shall take immediate steps to discontinue its operations at any Non- Performing VGT Location, unless otherwise mutually agreed upon by Borrower and Administrative Agent; provided, however, that if the underlying VGT Operating Contract with such Non-Performing VGT Location (i) was executed prior to the date hereof and (ii) does not contain a Minimum VGT Income Requirement, Accel Inc. or its applicable Subsidiary shall not be required to take immediate steps to discontinue its operations at such Non-Performing VGT Location. Notwithstanding the foregoing: (x) any Vault Cash held at a Non- Performing VGT Location shall not be included in the calculation of Revolving Loan Availability; and (y) any VGT Operating Contracts applicable to a Non-Performing VGT Location shall not be included in the calculation of Contract Draw Loan Availability.

11.13. Appraisal of VGT Operating Contracts.

Without limiting the generality of any other provision hereof, in the event that either (a) the Active VGT Location Number is less than 1,000, or (b) the Average VGT Contract Length is less than five years, Borrower shall reasonably cooperate with Administrative Agent or its designees to effectuate an appraisal of all of the VGT Operating Contracts by the VGT Operating Contract Appraiser, at Borrower’s sole cost and expense. Notwithstanding the foregoing, after the Contract Availability Trigger Date, Accel Inc. or its applicable Subsidiary shall permit Administrative Agent, or any Persons designated by it, to call at such Person’s places of business at any reasonable times to, at Borrower’s cost and expense, review such Person’s books, records, journals, orders, receipts and any correspondence and other data relating to the Active VGT Location Number and the Average VGT Contract Length; provided, however, that, so long as no Event of Default has occurred and is continuing, Borrower shall not be required to reimburse Administrative Agent for any such review more than once each calendar year unless an Event of Default has occurred and is continuing.

11.14. Formed or Acquired Entities.

(a) Within thirty (30) days following the date of the relevant Permitted Acquisition or formation (or such later date to which the Administrative Agent may reasonably agree), Accel Inc. and Borrower, as applicable, shall (x) cause any wholly-owned Subsidiary that is (i) organized in the United States, any state thereof or the District of Columbia, (ii) formed after the First Amendment Effective Date and/or acquired in connection with a Permitted Acquisition, (iii) not prohibited by applicable law or regulation from providing the same and (iv) unless Borrower otherwise agrees, holds operating assets other than real estate purchased prior to the First Amendment Effective Date, to execute customary joinder documentation in a form and substance reasonably satisfactory to the Administrative Agent pursuant to which such Subsidiary shall (A) become a “co-borrower” of, and jointly and severally liable for, the Obligations, (B) grant a lien on its Collateral to secure the Obligations, (C) make certain of the representations and warranties set forth in Section 10 and (y) notify the Administrative Agent of the formation or acquisition after the First Amendment Effective Date of any Subsidiary that is not required to comply with the requirements set forth in clause (x) above and (D) deliver a Certificate of Beneficial Ownership (solely with respect to itself).

(b) Within sixty (60) days following the First Amendment Effective Date (or such later date to which the Administrative Agent may reasonably agree), Accel Inc. shall cause each of Accel Entertainment Gaming (PA), LLC, Accel Abraham Facility LLC and Accel Momence Watseka LLC to (i) become a “co-borrower” of, and jointly and severally liable for, the Obligations, (ii) grant a lien on its Collateral to secure the Obligations, (iii) make certain of the representations and warranties set forth in Section 10, in each case pursuant to customary joinder documentation in form and substance reasonably satisfactory to the Administrative Agent and (iv) deliver a Certificate of Beneficial Ownership (solely with respect to itself),

11.15. Certificate of Beneficial Ownership and Other Additional Information.

Upon the request of the Administrative Agent prior to the consummation of the SPAC Transaction, Borrower shall provide to Administrative Agent (if applicable, for distribution to the relevant Lender): (i) confirmation of the accuracy of the information set forth in the most recent Beneficial Ownership Certification provided to the Administrative Agent and Lenders (or updates of such information, if necessary); and (ii) such other information and documentation as may reasonably be requested by Administrative Agent or any Lender from time to time for purposes of compliance by Administrative Agent or such Lender with the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations.

SECTION 12 NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and termination of this Agreement, unless Borrower obtains Required Lenders’ prior written consent waiving or modifying any of the covenants hereunder in any specific instance, on behalf of Accel Inc. and its applicable Subsidiaries, Borrower agrees as follows:

12.1. Guaranties.

Accel Inc. shall not, and shall not permit any Subsidiary to, assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person (other than the Obligations), except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

12.2. Indebtedness.

Accel Inc. shall not, and shall not permit any other Subsidiary to, create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that Accel Inc. and/or its Subsidiaries may (i) borrow money from a Person other than Administrative Agent and Lenders on a subordinated basis if a subordination agreement in favor of Administrative Agent and Lenders and in form and substance satisfactory to Administrative Agent is executed and delivered to Administrative Agent relative thereto; (ii) maintain their present indebtedness listed on Schedule 10.14 hereto; (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business; (iv) incur operating lease obligations requiring payments not to exceed $100,000 in the aggregate during any Fiscal Year of Accel Inc.; (v) incur indebtedness for vehicle leases and office equipment not to exceed $500,000 in the aggregate at any time and (vi) in the case of any Loan Party, borrow money from any other Loan Party.

12.3. Liens; Negative Pledge.

Except for Permitted Liens, Accel Inc. shall not, and shall not permit any other Subsidiary to, grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, including, but not limited to, the VGTs, the Redemption Machines, the VGT Operating Contracts, the Vault Cash or any licenses held by Accel Inc. and/or any Subsidiary in connection with the operation of such Person’s business, including, but not limited to, the Terminal Operator License. No Loan Party shall not grant a security interest in or other lien or encumbrance against such Person’s rights under the VGT Operating Contracts to any third party.

12.4. Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.

Accel Inc. shall not, and shall not permit any Subsidiary to, (i) enter into any merger or consolidation; (ii) in the case of any Loan Party, change the state of Borrower’s organization or enter into any transaction which has the effect of changing such Person’s state of organization; (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person other than in connection with an acquisition of VGT Operating Contracts and related Equipment from a Person; or (v) issue, transfer, purchase, redeem or retire any equity interest in such Person without the prior written consent of the Required Lenders. Neither Accel Inc. nor any Subsidiary shall enter into any joint ventures or partnerships with any other Person (provided that any such Person may operate VGTs owned by third parties in the ordinary course of business). Notwithstanding the foregoing, nothing herein shall prohibit, prior to the consummation of the SPAC Transaction, (A) the issuance or transfer of equity interests in Borrower or Accel Inc. so long as: (a), (1) Jeffrey Rubenstein, Andrew H. Rubenstein and Gordon S. Rubenstein, and/or (2) any trust in which all of the beneficiaries at all times consist of any one or more of such individual or the lineal descendants of such individual, collectively own and have voting control of at least 35% of the issued and outstanding voting equity interest of Accel Inc.; (b) Accel Inc. owns 100% of the issued and outstanding equity interests of Borrower; and (c) the Persons described in the foregoing clause (1) have the power, directly or indirectly, to direct the management and policies of Borrower and Accel Inc., (B) Accel Inc. and/or any Subsidiary from consummating any Permitted Acquisition, (C) the Convertible Note Investment, (D) the SPAC Transaction so long as, in the case of this clause (D), (1) any successor to Accel Inc. provides a guaranty of the Obligations and grants a lien on its Collateral to secure the Obligations, in each case pursuant to customary joinder or other documentation in a form reasonably satisfactory to the Administrative Agent and (2) Accel Inc. (including, for the avoidance of doubt, any successor to Accel Entertainment Inc.) shall own 100% of the issued and outstanding equity interests of Accel Entertainment Gaming, LLC as of, and after, the SPAC Transaction or (E) any Loan Party from transferring assets to, or acquiring assets from, any other Loan Party.

12.5. Dividends and Distributions.

Accel Inc. and Borrower shall not purchase, redeem or otherwise acquire or retire any interest of any shareholder or member of Accel Inc. or Borrower, as applicable, or make or declare any distributions or dividends to any shareholder or member of Accel Inc. or Borrower, as applicable, except that Accel Inc. and Borrower shall be authorized to (i) directly or indirectly purchase, redeem or otherwise acquire or retire any interest of any shareholder or member of Accel Inc. or Borrower, as applicable, and (ii) make or declare any distributions to any shareholder or member of Accel Inc. or Borrower, as applicable, for any reason, so long as, solely in the case of clauses (i) and (ii), (a) no Event of Default has occurred and is continuing, (b) no Event of Default would occur upon the making of any such payment and (c) Accel Inc. remains in pro forma compliance with the financial covenants set forth in Section 13.1 and 13.2 upon the making of each such payment.

Notwithstanding the foregoing or anything to the contrary in any Loan Document, Borrower and Accel Inc. shall be permitted to make and declare distributions to their respective direct and indirect parent companies (for distribution, if applicable, to their respective shareholders):

(i) so long as Accel Inc., the Borrower or any of their subsidiaries are either (a) members of a consolidated group or (b) a flow-through entity (provided that only a flow-through entity may make distributions on the basis of this clause (b)), in an amount which shall not exceed the amount of taxes that would be payable by Accel Inc., the Borrower and their Subsidiaries were Accel Inc. the common parent of a consolidated group that included Accel Inc., the Borrower and their Subsidiaries, computed at the highest combined applicable federal, state and local income tax rates,

(ii) to pay franchise, excise and similar taxes and other reasonable fees and expenses, required to maintain their corporate or other legal existence,

(iii) to pay reasonable salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, employees, directors, officers, members of management, consultants and independent contractors of any parent company, and any payroll, social security or similar taxes thereof, in each case to the extent the relevant amount is attributable to the ownership or operations of Accel Inc. and its Subsidiaries,

(iv) to pay reasonable general corporate or other operating, administrative, compliance and overhead costs and expenses (including expenses relating to auditing and other accounting matters) of any parent company,

(v) to pay reasonable fees and expenses (including ongoing compliance costs and listing expenses) related to any equity or debt offering of a parent company (whether or not consummated) and

(vi) to pay Public Company Costs.

Borrower may also make distributions to Accel Inc.; provided that such distribution is otherwise permitted under this Section 12.5 or made in order to provide funds to Accel Inc. to make an investment or loan permitted under Section 12.6.

12.6. Investments; Loans.

Accel Inc. shall not and shall not permit any Subsidiary to purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States, Hedging Agreements for interest rate protection in accordance with Section 11.12 hereof, obligations insured by the Federal Deposit Insurance Corporation and obligations unconditionally guaranteed by the United States; nor shall Accel Inc. or any Subsidiary lend or otherwise advance funds to any Person, except for advances made to (i) employees, officers and directors for travel and other expenses, (ii) Loan Parties and (iii) Subsidiaries that are not Loan Parties (in the case of this clause (iii), in an outstanding amount not to exceed $50,000 in any fiscal year), in each case arising in the ordinary course of business. This Section 12.6 shall not prohibit (a) any transaction permitted by Section 12.4 hereof or (b) for the avoidance of doubt, the Convertible Note Investment.

12.7. Fundamental Changes, Line of Business.

Accel Inc. shall not and shall not permit any Subsidiary to (i) amend its organizational documents or change its Fiscal Year unless (w) such actions would not have a Material Adverse Effect on Borrower; (x) such actions would not affect the obligations of Borrower or any Loan Party to Administrative Agent and Lenders; (y) such actions would not adversely affect the interpretation of any of the terms of this Agreement or the other Loan Documents and (z) Administrative Agent has received 10 days prior written notice of such amendment or change or (ii) enter into a new line of business materially different from the current business of Accel Inc. and/or its Subsidiaries as of the First Amendment Effective Date. This Section 12.7 shall not prohibit (a) any transaction permitted by Section 12.4 hereof or (b) for the avoidance of doubt, the Convertible Note Investment.

12.8. VGTs.

Accel Inc. shall not and shall not permit any other Loan Party to (i) permit any VGTs or Redemption Machines to become a Fixture to any real property, including, but not limited to, any VGT Locations, or (ii) permit any VGTs or Redemption Machines to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Administrative Agent.

12.9. Affiliate Transactions.

Except as set forth on Schedule 10.9 hereto or as permitted pursuant to Section 10.3, Section 12.5 or Section 12.6 hereof or with Accel Inc. or any Subsidiary that is a guarantor or co-borrower of the Obligations, neither Accel Inc. nor any Subsidiary shall conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Accel Inc. or such Subsidiary than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate. Notwithstanding the foregoing, Accel Inc. and its Subsidiaries shall have the right to purchase real property and subsequently sell such real property to such Person’s Affiliates on terms no less favorable to such Person than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate; provided, however, that (a) Borrower shall provide written notice to Administrative Agent prior to the purchase of any real property, and (b) the consideration paid by the relevant Person for any such acquisition of real property shall be deemed a Capital Expenditure for purposes of this Agreement, in each case whether or not such real property is subsequently sold to any such Affiliate. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, no Loan Party may transfer assets to any Subsidiary that is not a Loan Party, or will not become a Loan Party pursuant to Section 11.14 within 45 days of such transfer, except as expressly permitted under Section 12.6(iii).

12.10. Anti-Corruption Laws.

Neither Accel Inc. nor any Subsidiary shall, directly or indirectly, use any credit extension hereunder or the proceeds of any credit extension hereunder (i) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions or (ii) in any manner that would result in the violation of any applicable Sanctions.

SECTION 13 FINANCIAL COVENANTS.

Accel Inc. shall maintain and keep in full force and effect each of the financial covenants set forth below:

13.1. Fixed Charge Coverage.

Accel Inc. shall not permit the ratio, as determined at the end of each calendar quarter for the trailing 12-month period, commencing with the period ending March 31, 2018, of: (a) the sum of (i) EBITDA during such period, including, in the event a Permitted Acquisition occurred during the period, the Acquired Company EBITDA attributable to the period between commencement of the applicable period and the date of such Permitted Acquisition, minus (ii) the amount of taxes paid by Accel Inc. and its Subsidiaries during such period, minus (iii) Accel Inc.’s and its Subsidiaries’ aggregate unfinanced Capital Expenditures during such period, minus (iv) Operator Earnout Payments, minus (v) distributions or dividends made by Accel Inc. and/or Borrower during such period, minus (vi) redemptions of equity held by Borrower’s members or Accel Inc.’s shareholders (other than redemptions in connection with the SPAC Transaction); to (b) Fixed Charges, to be less than 1.10 to 1.00. For the avoidance of doubt, taxes as referenced above does not include amounts paid to the state of Illinois in connection with gaming revenue share.

13.2. Leverage.

Accel Inc. shall not permit the ratio, as determined at the end of each calendar quarter for the trailing 12-month period (the “Measurement Period”), of: (a) Total Net Debt to (b) the sum of (i) EBITDA during such period, plus (ii) in the event a Permitted Acquisition occurred during the Measurement Period, the Acquired Company EBITDA attributable to the period between commencement of the applicable Measurement Period and the date of such Permitted Acquisition, to be greater than 3.50:1.00.

13.3. Minimum EBITDA.

Accel Inc. shall not permit EBITDA, including, in the event a Permitted Acquisition occurred during the relevant period, the Acquired Company EBITDA attributable to the period between commencement of the applicable period and the date of such Permitted Acquisition, as determined at the end of each calendar quarter for the trailing 12-month period, to be less than $35,000,000.

SECTION 14 DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by Borrower hereunder:

14.1. Payment.

The failure of any Loan Party to pay when due, declared due, or demanded by Administrative Agent (at the request of Required Lenders), any of the Obligations, and the continuance of such non-payment for a period of one Business Day.

14.2. Breach of this Agreement and the other Loan Documents.

The failure of any Loan Party to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Loan Party under Section 11.5, Section 12 or Section 13 of this Agreement or the failure of any Loan Party to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Loan Party under any other provisions of this Agreement or any of the other Loan Documents that continues for a period of 14 Business Days following the occurrence thereof.

14.3. Breaches of Other Obligations.

(a) The failure of any Loan Party to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of such Loan Party under any other agreement with any Person if such failure could reasonably be expected to have a Material Adverse Effect on such Loan Party; or

(b) (i) The failure of any Loan Party to pay when due any payment (whether of principal, interest or any other amount) in respect of any Indebtedness with an aggregate principal amount in excess of $1,500,000 (“Material Indebtedness”), (ii) the default by any Loan Party in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition in any agreement governing Material Indebtedness, or any other event or condition, the effect of which default, event or condition under this clause (ii) is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) of any Material Indebtedness to cause, any portion of such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any agreement governing Material Indebtedness to be terminated prior to its stated expiration date, or (iii) any portion of Material Indebtedness of any Loan Party shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof.

14.4. Breach of Representations and Warranties.

The making or furnishing by any Loan Party to Administrative Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the other Loan Documents which is untrue or misleading in any material respect as of the date made.

14.5. Loss of Collateral.

The loss, theft, damage or destruction of any of the Collateral that could reasonably be expected to have an adverse effect, including, but not limited to, the VGTs or the Redemption Machines, or the sale of any VGT Operating Contracts without the Required Lenders’ prior written consent that results in the Contract Draw Loans exceeding Contract Draw Loan Availability after the Contract Draw Loan Availability Trigger Date.

14.6. Levy, Seizure or Attachment.

The making or any attempt by any Person to make any levy, seizure or attachment upon any material portion of the Collateral except with respect to judgments permitted by Section 14.9.

14.7. Bankruptcy or Similar Proceedings.

The commencement of any proceedings in bankruptcy by or against any Loan Party or for the liquidation or reorganization of any Loan Party, or alleging that such Loan Party is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Loan Party ‘s debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non- statutory proceedings involving any Loan Party; provided, however, that if such commencement of proceedings against such Loan Party is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within 45 days after the commencement of such proceedings, though Administrative Agent and Lenders shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of Borrower during such 45 day period or, if earlier, until such proceedings are dismissed.

14.8. Appointment of Receiver.

The appointment of a receiver or trustee for any Loan Party, for any of the Collateral or for any substantial part of any Loan Party ‘s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Loan Party which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Loan Party is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within 45 days after the commencement of such proceedings, though Administrative Agent and Lenders shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of Borrower during such 45 day period or, if earlier, until such appointment is revoked or such proceedings are dismissed.

14.9. Judgment.

The entry of any final judgments or orders aggregating in excess of $250,000 against any Loan Party which remains unsatisfied or undischarged and in effect for 30 days after such entry without a stay of enforcement or execution.

14.10. ERISA. (i) With respect to a Plan, Borrower or an ERISA Affiliate is subject to a lien in excess of $250,000 pursuant to Section 430(k) of the Code or Section 302(c) of ERISA or Title IV of ERISA, or (ii) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in material liability.

14.11. Full Force and Effect of Loan Documents.

If this Agreement or any of the other Loan Documents shall cease for any reason to be in full force and effect (other than by reason of the satisfaction of all of Borrower’s Liabilities or voluntary release by Administrative Agent (with the consent of the Lenders whose consent is required under Section 19.1) of any other Loan Documents) of any other Loan Documents) or any Loan Party shall disavow its obligations thereunder, or shall contest the validity or enforceability thereof;

14.12. Operations.

Accel Inc. and its Subsidiaries shall, for any reason, fail to operate all or substantially all of their respective business and facilities for a period of greater than three consecutive days;

14.13. Pledge.

The transfer of any interest in, the pledge of, or conveyance of the membership interests of Borrower other than a pledge in favor of Administrative Agent

14.14. Borrowing Base Certificate.

Any Borrowing Base Certificate overstates the correct Revolving Loan Availability and/or Contract Draw Loan Availability (after the Contract Draw Loan Availability Trigger Date) calculations by more than 5.0%, or, after the Contract Draw Loan Availability Trigger Date, any Live Location Report overstates the correct Average VGT Contract Length or Active VGT Location Number by more than 5.0%.

14.15. Perfection of Security Interests.

Administrative Agent determines, in its reasonable discretion, that its security interest hereunder or under the Loan Documents is no longer perfected.

14.16. Maintenance of License.

Borrower fails to maintain any license or permit from the Illinois Gaming Board or any other such regulatory governmental authority required to conduct Borrower’s business as conducted as of the date here, including, and without limiting the foregoing, the Terminal Operator License issued by the Illinois Gaming Board is surrendered or suspended for more than thirty (30) days, Borrower receives a final written order from the Illinois Gaming Board that Borrower’s license is or will be revoked, or will not be renewed.

14.17. Material Adverse Effect.

The occurrence of any event having a Material Adverse Effect.

SECTION 15 REMEDIES UPON AN EVENT OF DEFAULT.

15.1. Acceleration

Upon the occurrence and during the continuance of an Event of Default described in Sections 14.7 or 14.8 hereof, (i) all of the Obligations shall immediately and automatically become due and payable, without notice of any kind (provided, however, that notwithstanding the foregoing, Hedging Obligations shall only terminate in accordance with the terms of the relevant Hedging Agreement), (ii) the obligations of the Lenders to make Loans and the obligation and power of the L/C Issuer to issue Letters of Credit shall automatically terminate, and (iii) Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to Cash Collateralize the Letter of Credit Obligations. Upon the occurrence of any other Event of Default, at the option of Administrative Agent or at the direction of Required Lenders, (x) the Obligations may, in whole or in part and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable (y) the obligations of the Lenders to make Loans and the obligation and power of the L/C Issuer to issue Letters of Credit shall automatically terminate, and (z) Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to Cash Collateralize the Letter of Credit Obligations.

15.2. Other Remedies.

Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, and at the direction of Required Lenders shall, exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other Loan Documents and all of Administrative Agent’s and Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Administrative Agent may, and at the direction of Required Lenders shall, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of any Loan Party’s premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Administrative Agent shall have the right to store the same at any of Loan Party’s premises without cost to Administrative Agent or Lenders. At Administrative Agent’s request, any Loan Party shall, at Borrower’s expense, assemble the Collateral and make it available to Administrative Agent at one or more places to be designated by Administrative Agent and reasonably convenient to Administrative Agent and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Obligations under this Agreement or the other Loan Documents, no remedy at law will provide adequate relief to Administrative Agent or Lenders, and agrees that Administrative Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least 10 days prior to such disposition and such notice shall (i) describe Administrative Agent and Lenders and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Administrative Agent may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Borrower shall also cause its Chief Executive Officer or other such authorized officer reasonably acceptable to Administrative Agent to assist with any such remedies upon the occurrence and during the continuance of an Event of Default. Any Proceeds of any disposition by Administrative Agent of any of the Collateral may be applied by Administrative Agent to the payment of expenses in connection with the Collateral, including, without limitation, Attorney Costs, and any balance of such Proceeds and all other payments received by Administrative Agent during the continuance of an Event of Default shall be applied by Administrative Agent toward the payment of such of the Obligations in the order set forth below and the Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Obligations shall be applied in the following order.

FIRST, to the payment of all fees, costs, expenses and indemnities of Administrative Agent (in its capacity as such), including Attorney Costs, and any other Obligations owing to Administrative Agent in respect of sums advanced by Administrative Agent to preserve the Collateral or to preserve its security interest in the Collateral, until paid in full:

SECOND, to the payment of all fees, costs, expenses and indemnities of the Lenders, including Attorney Costs, in each case to the extent expressly provided for in this Agreement and the other Loan Documents,

THIRD, to the payment of all of the Secured consisting of accrued and unpaid interest on the Swing Line Loans to the Swing Line Lender, until paid in full;

FOURTH, to the payment of all of the Obligations consisting of accrued and unpaid interest owing to the Lenders and Letter of Credit fees owing to the L/C Issuer, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause FOURTH payable to them, until paid in full;

FIFTH, to the payment of all of the Secured Obligations in respect of principal of the Swing Line Loans to the Swing Line Lender, until paid in full;

SIXTH, to the payment of all Obligations consisting of principal owing to the Lenders and Bank Product Obligations owing to Lenders or their Affiliates, ratably among the Lenders and their Affiliates in proportion to the respective amounts described in this clause SIXTH held by them, until paid in full;

SEVENTH, to the payment of the Lenders an amount equal to all Obligations in respect of outstanding Letters of Credit to be held as Cash Collateral in respect of such Obligations;

EIGHTH, to the payment of all other Obligations owing to the Lenders until paid in full;

and

NINTH, to the payment of any remaining Proceeds, if any, to whomever may be lawfully entitled to receive such amounts;

provided, however, that, notwithstanding anything to the contrary set forth above, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 15.2.

Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, each applicable Loan Party shall provide Administrative Agent with all necessary assistance requested by Administrative Agent to collect Vault Cash at VGT Locations. Further notwithstanding the foregoing, Administrative Agent shall have the right in its sole discretion (but subject to the consent of the Required Lenders) to provide written direction to any applicable Loan Party to (i) immediately or at any time during the continuance of an Event of Default, utilize the services of one or more third parties reasonably acceptable to Administrative Agent to monitor, deliver and remove cash from the Redemption Machines, VGTs and any related Equipment in operation in any VGT Location; and/or (ii) assign and/or sell a portion or all of its assets, including its VGT Operating Contracts, to a licensed third party purchaser reasonably acceptable to Administrative Agent (the “Asset Sale”). Upon a direction to conduct an Asset Sale, each relevant Loan Party shall take immediate steps to consummate the Asset Sale, and Borrower shall keep Administrative Agent reasonably informed of the status of the Asset Sale. Any proceeds received by Borrower in connection with the Asset Sale (“Sale Proceeds”) shall be immediately paid to Administrative Agent, and Administrative Agent shall apply such Sale Proceeds to the Revolving Credit in accordance with the terms of this Agreement. Any action taken pursuant to this Section shall be subject to the Illinois Gaming Board’s approval, if such approval is necessary pursuant to the Illinois Video Gaming Act or the Illinois Gaming Board’s rules, regulations and policies promulgated thereunder.

15.3. Credit Bidding.

The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product provider shall be deemed to authorize) Administrative Agent, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (and the Loan Parties shall approve Administrative Agent as a qualified bidder and such Credit Bid as qualified bid) at any sale thereof conducted by Administrative Agent, based upon the instruction of the Required Lenders, under any provisions of the Uniform Commercial Code, as part of any sale or investor solicitation process conducted by any Credit Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent or other Person pursuant or under any insolvency laws; provided, however, that (i) the Required Lenders may not direct Administrative Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (ii) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders such as among other things, anti-dilution and tag-along rights, (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (iv) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations). Any action taken pursuant to this Section shall be subject to the Illinois Gaming Board’s approval, if such approval is necessary pursuant to the Illinois Video Gaming Act or the Illinois Gaming Board’s rules, regulations and policies promulgated thereunder.

For purposes of the preceding sentence, the term “Credit Bid” shall mean, an offer submitted by Administrative Agent (on behalf of the Lender group), based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Administrative Agent, based upon the instruction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.

SECTION 16 CONDITIONS PRECEDENT.

16.1. Conditions to Initial Loans.

The obligation of Lenders to fund the Term Loan(s), to fund the initial Revolving Loans and/or initial Contract Draw Loans, as applicable, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent (and the date on which all such conditions precedent have been satisfied and the initial Loans are advanced by Lenders is called the “Closing Date”):

(a) Administrative Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents reasonably required by Administrative Agent, in each case in form and substance satisfactory to Administrative Agent;

(b) Since January 1, 2016, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Loan Party, as determined by Administrative Agent in its sole discretion, determined in good faith;

(c) Administrative Agent shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder; and

(d) The Loan Parties shall have executed and delivered to Administrative Agent all such other documents, instruments and agreements which Administrative Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

16.2. Conditions to All Loans.

Lenders shall not be obligated to fund any Loans, arrange for the issuance of any Letters of Credit or grant any other accommodation for the benefit of Borrower, unless the following conditions are satisfied:

(a) No Default or Event of Default shall exist at the time of or result from such funding, issuance or grant;

(b) the representations and warranties of each Loan Party in this Agreement and the other Loan Documents shall be true and correct as of the date, and after giving effect to such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date which must be true and correct as of such earlier date); and

(c) No event shall have occurred or circumstances exist that has or could reasonably be expected to have a Material Adverse Effect.

Each request (or deemed request) by Borrower for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrower that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that, if the proceeds of any Loan requested by Borrower will be applied to finance a Permitted Acquisition, the conditions set forth in this Section 16.2 may, at the election of Borrower, be satisfied either (i) on the date of the execution of the definitive agreement relating to such Permitted Acquisition or (ii) on the date of the consummation of such Permitted Acquisition.

SECTION 17 THE AGENT.

17.1. Appointment and Authorization.

Each Lender hereby irrevocably (subject to Section 17.10) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Administrative Agent shall provide copies of all financial statements and projections delivered to Administrative Agent by

Accel Inc. pursuant to Section 8 hereof, and copies of all material notices delivered to Administrative Agent by Accel Inc. or Borrower either by delivering copies to each Lender by electronic mail or by posting such materials to an internet service accessible by such Lenders such as “Intralinks”. Each of Borrower and each Lender agrees that Administrative Agent may, in its sole discretion, utilize Intralinks or electronic mail for such purpose.

17.2. L/C Issuers.

The L/C Issuers shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by them and the documents associated therewith. The L/C Issuers shall have all of the benefits and immunities (a) provided to Administrative Agent in this Section 17 with respect to any acts taken or omissions suffered by the L/C Issuers in connection with Letters of Credit issued by them or proposed to be issued by them and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 17, included the L/C Issuers with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the L/C Issuers.

17.3. Delegation of Duties.

Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

17.4. Exculpation of Administrative Agent.

None of Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower’s Subsidiaries or Affiliates.

17.5. Reliance by Administrative Agent.

Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 16, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

17.6. Notice of Default.

Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a “notice of default”. Administrative Agent will notify the Lenders of its receipt of any such notice.

17.7. Credit Decision.

Each Lender acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in its possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower which may come into the possession of Administrative Agent.

17.8. Indemnification.

Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of Administrative Agent.

17.9. Administrative Agent in Individual Capacity.

CIBC US and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though CIBC US were not Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, CIBC US or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), CIBC US and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though CIBC US were not Administrative Agent, and the terms “Lender” and “Lenders” include CIBC US and its Affiliates, to the extent applicable, in their individual capacities.

17.10. Successor Administrative Agent.

Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and Borrower. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (c) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent. If Administrative Agent resigns or is removed under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 17 and Sections 4.3.3 and 19.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation or the Required Lenders’ notice of removal, the retiring Administrative Agent’s resignation or removal shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

17.11. Collateral Matters.

(a) Each Lender authorizes and directs Administrative Agent to enter into the other Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or other Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to this Agreement and the other Loan Documents.

(b) The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, (i) to release any Lien granted to or held by Administrative Agent under any Collateral Document (x) upon termination of the Commitments and payment in full of all Loans and all other obligations of Borrower hereunder and the expiration or termination of all Letters of Credit (including by means of credit bidding in accordance with Section 15.3); (y) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any guarantor); or (z) subject to Section 19.1 if approved, authorized or ratified in writing by the Required Lenders; or (ii) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by clause (v) of the definition of Permitted Liens (it being understood that Administrative Agent may conclusively rely on a certificate from Borrower in determining whether the Debt secured by any such Lien is permitted by Section 12.3). Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 17.11. Each Lender hereby authorizes Administrative Agent to give blockage notices in connection with any Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.

17.12. Restriction on Actions by Lenders.

Each Lender agrees that it shall not, without the express written consent of Administrative Agent, set off against the Obligations, any amounts owing by such Lender to a Loan Party or any Deposit Accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken, any action, including the commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All enforcement actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by Administrative Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of Administrative Agent.

17.13. Administrative Agent May File Proofs of Claim.

17.13.1. Filing Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 4.3, and 193) allowed in such judicial proceedings; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.1.3, 4.3, 4.4 and 19.4.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

17.14. Other Agents; Arrangers and Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 18 MISCELLANEOUS.

18.1. Assignments; Participations.

18.1.1. Assignments.

(a) Any Lender may at any time assign to one or more Persons other than a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), Borrower, any of Borrower’s Affiliates or Subsidiaries or any Defaulting Lender or any of its Subsidiaries. (any such Person, an “Assignee”) all or any portion of such Lender’s Loans and Commitments, with the prior written consent of Administrative Agent, the L/C Issuers (for an assignment of the Revolving Loans and the Revolving Commitment) and, so long as no Event of Default exists, Borrower (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender or an Approved Fund). Except as

Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. Borrower and Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Administrative Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Administrative Agent (an “Assignment Agreement”) executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. No assignment may be made to any Person if at the time of such assignment Borrower would be obligated to pay any greater amount under Sections 4.2.1 or 4.4 to the Assignee than Borrower is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, Borrower will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 18.1.1 shall be treated as the sale of a participation under Section 18.1.2. Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within three Business Days after notice thereof.

(b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee’s Pro Rata Share of the Total Revolving Loan Commitment plus the principal amount of the Assignee’s Term Loan (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Total Revolving Commitment retained by the assigning Lender plus the principal amount of the Term Loan retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by Administrative Agent of such Note(s), the assigning Lender shall return to Borrower any prior Note held by it.

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(d) Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender.

18.1.2. Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Revolving Loan Commitment or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as such Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with such Lender, and such Lender agrees to share with each Participant, on a pro rata basis. Borrower also agrees that each Participant shall be entitled to the benefits of Section 4.2 or 4.4 as if it were Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 4.2 or 4.4 than would have been paid to such Lender on such date if no participation had been sold.

18.2. Register.

Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

18.3. Customer Identification - USA Patriot Act Notice.

Each Lender and Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act.

18.4. Indemnification by Borrower:

IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF ADMINISTRATIVE AGENT AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS MATERIAL AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS MATERIALS OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF LENDER PARTIES, EXCEPT IN EACH CASE FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S

GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 18.4 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

18.5. Notice.

All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and: (i) in the case of Administrative Agent shall be sent to it at 120 South LaSalle Street, Suite 200, Chicago, Illinois 60603, Attention: James Marsh, facsimile number: (312) 564-6886, with a copy to Horwood Marcus & Berk Chartered, 500 West Madison, Suite 3700, Chicago, Illinois 60661, Attention: Ati P. Khatri, facsimile number: (312) 267-2189; and (ii) in the case of Borrower shall be sent to it at its principal place of business set forth on Schedule 10.2 hereto or as otherwise directed by Borrower in writing, and in the case of Lenders shall be sent to the locations provided to Administrative Agent by such Lenders. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

SECTION 19 GENERAL.

19.1. Waiver; Amendments.

No delay on the part of Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Except as set forth in Section 4.2.9, no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except to the extent set forth in Section 15.3 hereof, no amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby (except for periodic adjustments of interest rates and fees resulting from a change in the Applicable Margin as provided for in this Agreement); or (d) release Guarantor from its obligations under the Accel Inc. Guaranty, other than as permitted thereunder or as part of or in connection with any disposition permitted hereunder, or release or subordinate its liens on all or any substantial part of the Collateral granted under any of the other Loan Documents (except as permitted by Section 17.11), change the definition of Required Lenders, any provision of this Section 19.1, the provisions of Section 15.3 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (e), the written consent of all Lenders. No provision of Section 2.6.4 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Share of the Term Loan. No provision of Section 17 or other provision of this Agreement affecting Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of Administrative Agent. No provision of this Agreement relating to the rights or duties of the L/C Issuers in their capacities as such shall be amended, modified or waived without the consent of the L/C Issuers. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, Administrative Agent and Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loan, the Revolving Loans, the Contract Draw Loans, the Revolving Loan Commitments and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as Administrative Agent is not a Non- Consenting Lender, Administrative Agent and/or a Person or Persons reasonably acceptable to Administrative Agent shall have the right to purchase from such Non-Consenting Lenders, and such Non- Consenting Lenders agree that they shall, upon Administrative Agent’s request, sell and assign to Administrative Agent and/or such Person or Persons, all of the Loans and Revolving Loan Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all such Loans and Revolving Loan Commitments held by such Non-Consenting Lenders and all accrued interest, fees, expenses and other amounts then due with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

19.2. Headings of Subdivisions.

The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

19.3. Power of Attorney.

Borrower acknowledges and agrees that its appointment of Administrative Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are satisfied and paid in full and this Agreement is terminated.

19.4. Confidentiality.

Administrative Agent and each Lender hereby agrees to use commercially reasonable efforts to assure that any and all information relating to Borrower which is (i) furnished by Borrower to Administrative Agent or such Lender (or to any Affiliate of Administrative Agent or such Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Administrative Agent and such Lender or such Affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower may be distributed by Administrative Agent or such Lender or such Affiliate to Administrative Agent’s or such Lender’s or such Affiliate’s directors, managers, officers, employees, attorneys, Affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such Affiliate or upon Borrower’s request, to any other party. In addition such information and other credit information may be distributed by Administrative Agent or such Lender to potential participants or assignees of any portion of the Obligations, provided, that such potential participant or assignee agrees to follow the confidentiality requirements set forth herein. Borrower and Administrative Agent and each Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, Borrower hereby consents to Administrative Agent and Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

19.5. Counterparts.

This Agreement, any of the other Loan Documents, and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

19.6. Electronic Submissions.

Upon not less than 30 days’ prior written notice (the Approved Electronic Form Notice), Administrative Agent may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the other Loan Documents, be submitted to Administrative Agent in Approved Electronic Form (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof Electronic Form means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Administrative Agent, and Approved Electronic Form means an Electronic Form that has been approved in writing by Administrative Agent (which approval has not been revoked or modified by Lender) and sent to Borrower in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the other Loan Documents.

19.7. Waiver of Jury Trial: Other Waivers.

(a) BORROWER AND ADMINISTRATIVE AGENT AND EACH LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER, ADMINISTRATIVE AGENT OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG BORROWER, ADMINISTRATIVE AGENT AND ANY LENDER. IN NO EVENT SHALL ADMINISTRATIVE AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

(c) Borrower hereby waives the benefit of any law that would otherwise restrict or limit Administrative Agent or any Lender or any Affiliate of Administrative Agent or any Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Obligations, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Administrative Agent or any Lender or such Affiliate of Lender to Borrower, including, without limitation any Deposit Account at Administrative Agent or any Lender or such Affiliate.

(d) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY ADMINISTRATIVE AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL, PROVIDED THAT IN THE EVENT THAT ADMINISTRATIVE AGENT TO ENFORCE ITS RIGHTS HEREUNDER BY JUDICIAL PROCESS OR SELF HELP, ADMINISTRATIVE AGENT SHALL PROVIDE BORROWER WITH SUCH NOTICES AS ARE REQUIRED BY LAW.

Administrative Agent’s or Lenders’ failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Administrative Agent and Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Administrative Agent, Required Lenders or all Lenders, as applicable of an Event of Default under this Agreement or any default under any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Administrative Agent or any Lender in the exercise of any right or remedy under this Agreement or any other Loan Document shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by Administrative Agent or Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of Administrative Agent, Required Lenders or all Lenders, as applicable, and directed to Borrower specifying such suspension or waiver.

19.8. Choice of Governing Laws; Construction; Forum Selection.

This Agreement and the other Loan Documents are submitted by Borrower to Administrative Agent and Lenders for Administrative Agent’s and Lenders’ acceptance or rejection at Administrative Agent’s principal place of business as an offer by Borrower to borrow monies from Administrative Agent and Lenders now and from time to time hereafter, and shall not be binding upon Administrative Agent or any Lender or become effective until accepted by Administrative Agent and Lenders, in writing, at said place of business. If so accepted by Administrative Agent and Lenders, this Agreement and the other Loan Documents shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

To induce Administrative Agent and each Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Administrative Agent’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY ADMINISTRATIVE AGENT OR LENDERS IN ACCORDANCE WITH THIS SECTION.

19.9. IGB Savings Clause.

Compliance with Video Gaming Laws; Illinois Gaming Board’s Requirements. Borrower and Administrative Agent acknowledge that this Agreement is subject to and contingent upon the Illinois Gaming Board’s review of this Agreement. To that end, Borrower agrees to provide notice of this Agreement to the Illinois Gaming Board and provide the Illinois Gaming Board with a copy of this Agreement and any subsequent amendments hereto. Administrative Agent and Borrower agree to modify or amend this Agreement to comply with the requirements of the Illinois Gaming Board or any change in the Illinois Video Gaming Act, the rules and regulations promulgated thereunder and all policies of the Illinois Gaming Board. In the event the Illinois Gaming Board, now or hereafter, determines that this Agreement violates the Illinois Video Gaming Act, the rules and regulations promulgated thereunder and all policies of the Illinois Gaming Board, or determines that Borrower or Administrative Agent may not participate in Illinois’ video gaming industry, this Agreement shall automatically terminate.

19.10. Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

SECTION 20 NONLIABILITY OF ADMINISTRATIVE AGENT AND LENDERS

The relationship among Borrower on the one hand and Administrative Agent and Lenders on the other hand shall be solely that of borrower and lender. Neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditors. Neither Administrative Agent nor any Lender undertakes any responsibility to any

Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Other than claims for breach of contract, Borrower agrees, on behalf of itself and each other Loan Party, that neither Administrative Agent nor any Lender shall have any liability to any Loan Party (whether sounding in tort or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND BORROWER ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Borrower acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Loan Parties, Administrative Agent and Lenders.

SECTION 21 PRIOR AGREEMENT

This Agreement amends and restates the Second Amended and Restated Loan Agreement which shall be null and void after the date hereof, and all outstanding borrowings under said documents and instruments shall be evidenced by this Agreement; provided that nothing contained herein shall affect Borrower’s obligation to repay outstanding borrowings under this Agreement. Nothing contained herein shall be deemed to be payment, satisfaction or a novation of the indebtedness evidenced by the Second Amended and Restated Loan Agreement. The parties hereto expressly do not intend to extinguish the “Obligations” as defined and provided for in the Second Amended and Restated Loan Agreement. Instead, it is the express intention of the parties hereto to substitute and replace the Second Amended and Restated Loan Agreement with this Agreement and further to reaffirm the indebtedness created under the Second Amended and Restated Loan Agreement which is evidenced by the “Loan Documents” as defined and provided for therein (the “Prior Loan Documents”) and secured by the collateral referred to therein. Further, such Prior Loan Documents are hereby supplemented by and/or substituted with the Loan Documents as defined and provided for herein. This Agreement, as amended and restated hereby, and each of the Prior Loan Documents remain in full force and effect and are hereby reaffirmed in all respects to the extent not superseded by and/or in conflict with this Agreement and the Loan Documents.

SECTION 22 SPAC TRANSACTION.

Notwithstanding anything to the contrary herein or in any other Loan Document, (a) neither this Agreement nor any other Loan Document shall prohibit, and this Agreement and the other Loan Documents shall permit, the consummation of the SPAC Transaction and any action or intermediate action or transaction necessary to implement or consummate the SPAC Transaction and (b) the Administrative Agent and the Borrower shall be authorized to take such actions (i) as may be reasonably necessary and (ii) which are technical and/or administrative in nature, to give effect to the SPAC Transaction under the Loan Documents.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

ACCEL ENTERTAINMENT GAMING, LLC	CIBC BANK USA, formerly known as THE PRIVATEBANK AND TRUST COMPANY, as Administrative Agent and a Lender

By:	By:
Name: Andrew H. Rubenstein		James Marsh, Managing Director
Title: Manager

Signature Page to Third Amended and Restated Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

ACCEL ENTERTAINMENT GAMING, LLC	CIBC BANK USA, formerly known as THE PRIVATEBANK AND TRUST COMPANY, as Administrative Agent and a Lender

By:	By:
Name:		James Marsh, Managing Director
Title:

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:
Name:	Chad T. Orrock
Title:	Senior Vice President

Signature Page to Loan and Security Agreement

FIFTH THIRD BANK, as Lender

By:
Name:	Kathy Lange-Ellis
Title:	Senior Vice President

Signature Page to Loan and Security Agreement

FIRST MID-ILLINOIS BANK & TRUST, N.A., as Lender

By:
Name:	Jason Tucker
Title:	Vice President

Signature Page to Loan and Security Agreement

FIRST BANK OF HIGHLAND PARK, as Lender

By:
Name:	Dianna L. Levin
Title:	Senior Vice President

Signature Page to Loan and Security Agreement

WEST SUBURBAN BANK, as Lender

By:
Name:	David S. Orr
Title:	Vice President

Signature Page to Loan and Security Agreement

HEARTLAND BANK AND TRUST COMPANY, as Lender

By:
Name:	Donald D. Funk
Title:	Vice President

Signature Page to Loan and Security Agreement

COUNTRYSIDE BANK, as Lender

By:
Name:	David Veurink
Title:	Chief Credit Officer

Signature Page to Loan and Security Agreement

ANNEX 1 – COMMITMENTS

Lender	Term Loan Commitment	Revolving Loan Commitment	Contract Draw Loan Commitment
CIBC Bank USA	$27,500,000.00	$18,700,000.00	$19,800,000.00
U.S. Bank National Association	$27,500,000.00	$18,700,000.00	$19,800,000.00
Fifth Third Bank	$22,916,666.67	$15,583,333.33	$16,500,000.00
First Mid-Illinois Bank & Trust	$13,750,000.00	$9,350,000.00	$9,900,000.00
First Bank of Highland Park	$11,666,666.67	$7,933,333.33	$8,400,000.00
West Suburban Bank	$11,666,666.67	$7,933,333.33	$8,400,000.00
Heartland Bank & Trust Company	$7,916,666.67	$5,383,333.33	$5,700,000.00
Countryside Bank	$2,083,333.32	$1,416,666.68	$1,500,000.00

TOTAL	$125,000,000.00	$85,000,000.00	$90,000,000.00

Annex 1 – Page 1

ANNEX 2 – TERM LOAN REPAYMENT SCHEDULE

DATE OF PAYMENT	AMOUNT OF PAYMENT
June 30, 2018	$3,125,000
September 30, 2018	$3,125,000
December 31, 2018	$3,125,000
March 31, 2019	$3,125,000
June 30, 2019	$3,125,000
September 30, 2019	$3,125,000
December 31, 2019	$3,125,000
March 31, 2020	$3,125,000
June 30, 2020	$3,906,250
September 30, 2020	$3,906,250
December 31, 2020	$3,906,250
March 31, 2021	$3,906,250
June 30, 2021	$3,906,250
September 30, 2021	$3,906,250
December 31, 2021	$3,906,250
March 31, 2022	$3,906,250
June 30, 2022	$4,687,500
September 30, 2022	$4,687,500
December 31, 2022	$4,687,500
March 31, 2023	$4,687,500
April 10, 2023	All remaining Obligations

Annex 2 – Page 1